SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Mechanical Technology, Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MECHANICAL TECHNOLOGY, INCORPORATED
325 WASHINGTON AVENUE EXTENSION
ALBANY, NEW YORK 12205

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Mechanical Technology, Incorporated:

     NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Mechanical Technology, Incorporated, a New York corporation (the “Company”), will be held on Thursday, June 14, 2012, at 10:00 a.m., local time, at 4 Pine West Plaza, Albany, New York 12205, for the following purposes:

1.	To elect two Directors to hold office until the Company’s 2015 Annual Meeting of Stockholders and until such Director’s successor is duly elected and qualified.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2012.

3.	To approve the Company’s 2012 Equity Incentive Plan.

4.	To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on April 16, 2012 as the record date for determining stockholders entitled to notice of, and entitled to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company’s common stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     The Board of Directors recommends that you vote in favor of the proposal for the election of the nominees as Directors of the Company, the ratification of PricewaterhouseCoopers, LLP as our independent registered public accounting firm, and the approval of the 2012 Equity Incentive Plan, as described in the accompanying proxy statement, and for any such other matters as may be submitted to you for a vote at the meeting.

     In the event that there are insufficient shares to be voted in favor of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

By Order of the Board of Directors,

/s/ PENG K. LIM	/s/ FREDERICK W. JONES
Peng K. Lim	Frederick W. Jones
Chief Executive Officer	Chief Financial Officer and Secretary

Albany, New York
April 27, 2012

Your vote is important. Whether or not you intend to be present at the meeting, please mark, sign, and date the enclosed proxy and return it in the enclosed envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may vote in person if you wish to do so, even if you have previously submitted your proxy.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 14, 2012: The proxy statement and annual report to stockholders are available at

http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=15895

MECHANICAL TECHNOLOGY, INCORPORATED
325 WASHINGTON AVENUE EXTENSION
ALBANY, NEW YORK 12205

PROXY STATEMENT

     This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Mechanical Technology, Incorporated, a New York corporation (referred to in this proxy as the “Company”, “we”, “us” or “MTI”), to be voted at the 2012 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Thursday, June 14, 2012 at 10:00 a.m., local time, at 4 Pine West Plaza, Albany, New York 12205.

Record Date and Voting Securities

     The Notice of Annual Meeting, Proxy Statement and proxy card (the “Proxy Card”) are first being mailed to stockholders of the Company on or about April 27, 2012 in connection with the solicitation of proxies for the Annual Meeting. The Board has fixed the close of business on April 16, 2012 as the date of record (the “Record Date”) for the determination of stockholders entitled to notice of, and entitled to vote at, the Annual Meeting. Only holders of record of our common stock, par value $0.01 per share (“Common Stock”), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 5,254,883 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each holder of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held as of the Record Date with respect to each matter submitted at the Annual Meeting.

Proxies

     The Board is soliciting a proxy in the form accompanying this Proxy Statement for use at the Annual Meeting, and will not vote such proxy at any other meeting. Peng Lim and Frederick Jones, or each acting individually, are the persons named as proxies on the Proxy Card accompanying this Proxy Statement, who have been selected by the Board to serve in such capacity. Mr. Lim is the Chief Executive Officer of the Company, and Mr. Jones is the Vice President and Chief Financial Officer of the Company.

Voting of Proxies

     Because many of our stockholders are unable to attend the Annual Meeting, the Board solicits proxies to give each stockholder an opportunity to vote on all matters scheduled to come before the Annual Meeting, as set forth in this Proxy Statement. Stockholders are urged to read the material in this Proxy Statement carefully, specify their choice on each matter by marking the appropriate box on the enclosed Proxy Card and then sign, date, and return the card in the enclosed, stamped envelope.

     Each proxy that is (a) executed properly; (b) received by us prior to or at the Annual Meeting; and (c) not properly revoked by the stockholder pursuant to the instructions below, will be voted in accordance with the directions specified on the proxy and otherwise, in accordance with the judgment of the persons designated therein as proxies. If no choice is specified and the proxy is properly signed and returned, the shares will be voted by the persons named as proxies in accordance with the recommendations of the Board contained in this Proxy Statement.

     Our Board knows of no matters to be presented at the Annual Meeting other than those described in this Proxy Statement. In the event that other business properly comes before the meeting, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

Revocation of Proxies

     Each stockholder giving a proxy has the power to revoke it at any time before the shares represented by that proxy are voted. Revocation of a proxy is effective when our Secretary receives either (i) an instrument revoking the proxy; or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

     Subject to the terms and conditions set forth herein, all proxies received by us will be effective, notwithstanding any transfer of the shares to which such proxies relate, unless at or prior to the Annual Meeting we receive a written notice of revocation signed by the person who, as of the Record Date, was the registered holder of such shares. The notice of revocation must indicate the certificate number(s) and number of shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

Quorum and Method of Tabulation

     The presence, in person or by proxy, of thirty-three and one-third percent (33 - 1/3%) of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes is necessary to elect the nominees as Directors of MTI, as set forth in Proposal No. 1. The other matters submitted for stockholder approval at the Annual Meeting will be decided by majority vote of the shares present, in person or by proxy, at the Annual Meeting and voting either affirmatively or negatively on such matters.

     One or more inspectors of election appointed for the meeting will tabulate the votes cast in person or by proxy at the Annual Meeting, and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as “un-voted” for purposes of determining the approval of any matter submitted to stockholders for a vote. Therefore, abstentions will be the equivalent of “un-voted” for purposes of determining the approval of any matter submitted for a stockholder vote. An abstention will have no effect of the outcome of the election of directors or Proposals 2 and 3.

     Many of our shares of Common Stock are held in “street name,” meaning that a depository, broker-dealer or other financial institution holds the shares in its name, but such shares are beneficially owned by another person. Generally, a street name holder must receive direction from the beneficial owner of the shares to vote on issues other than routine stockholder matters, such as the ratification of auditors. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be treated as shares that are present and entitled to vote for purposes of determining quorum, but as “un-voted” for purposes of determining the approval of such matter submitted to the stockholders for a vote. A broker non-vote will have no effect on the outcome of the election of directors or Proposal 3.

Householding of Annual Meeting Materials

     Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders who share an address unless we have received instructions to the contrary. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request. Requests may be made by mail to: Mechanical Technology, Incorporated, ATTN: Investor Relations Department, 325 Washington Avenue Extension, Albany, New York 12205; by e-mail: contact@mechtech.com; or by telephone: (518) 218-2550. Any stockholder who would like to receive separate copies of the Proxy Statement and/or Annual Report to Stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household in the future, should contact their bank, broker, or other nominee record holder, or us directly at the address, e-mail address or phone number listed above.

Proxy Solicitation Expense

     We have engaged Phoenix Advisory Partners, a paid proxy solicitor, to assist with the solicitation of proxies for the Annual Meeting. The cost of such services is estimated to be $7 thousand, plus reimbursement of all reasonable out-of-pocket expenses. Out-of-pocket expenses include phone solicitation charges of $3.50-$4.00 per contact. In addition to solicitation by mailing of this Proxy Statement, our directors, officers, and employees, without receiving any additional compensation, may solicit proxies personally or by telephone, facsimile or email. We have retained Broadridge Financial Solutions, Inc. to request brokerage houses, banks, and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. We do not anticipate that the costs and expenses incurred in connection with this mailing of proxy materials and proxy solicitation, which will be paid by the Company, will materially exceed those normally expended for a mailing of proxy materials and proxy solicitation for routine matters to be voted on at an annual meeting of our stockholders.

PROPOSAL No. 1

ELECTION OF DIRECTORS

     We currently have five Directors on the Board. At the Annual Meeting, two Directors are to be elected to hold office until the expiration of their terms and until qualified successors shall be elected, respectively. The Directors serve staggered three-year terms.

     Listed below are the Directors nominated for election at the Annual Meeting.

Name	Position with the Company	Age	Director Since	Term Expiring
William P. Phelan	Independent Director	55	2004	2015
Kevin G. Lynch	Independent Director	59	2012	2015

     The Board has nominated William P. Phelan and Kevin G. Lynch to serve three-year terms, expiring in 2015. William P. Phelan is completing his final year of a three-year term, expiring on June 14, 2012. Mr. Lynch was elected to serve on the Board on April 12, 2012. Thomas J. Marusak and E. Dennis O’Connor are each beginning their second year of their three-year terms, expiring in 2014. Peng K. Lim and Dr. Walter L. Robb are each beginning their third year of their three-year terms, expiring in 2013.

Vote Required for Approval

     The affirmative vote of the plurality of the shares of Common Stock represented and entitled to vote at the Annual Meeting is required to elect the nominated Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE
ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS OF THE COMPANY.

Information about Our Directors

     Set forth below is certain information regarding the Directors of the Company, including the nominees for election at the Annual Meeting.

Name	Age	Director Since
Term Expiring 2015
William P. Phelan (1) (2)	55	2004
Kevin G. Lynch (1)	59	2012

Terms Expiring 2013
Peng K. Lim	49	2006
Dr. Walter L. Robb	84	1997

Terms Expiring 2014
Thomas J. Marusak (1) (2)	61	2004
E. Dennis O’Connor (1) (2)	72	1993

(1)	Member of the Audit Committee

(2)	Member of the Governance, Compensation and Nominating Committee

     Messrs. Lynch, Marusak, O’Connor, and Phelan are “independent directors”, as defined by the listing standards of The Nasdaq Stock Market Inc.

     Peng K. Lim has served as our Chief Executive Officer since December 2006, Chairman of the Board since May of 2008, and since May 2006, the President and Chief Executive Officer of MTI MicroFuel Cells, Inc., or MTI Micro, a Delaware corporation, and a variable interest entity. From 2001 to 2005, Mr. Lim served as the President and Chief Executive Officer of Tapwave, Inc., a handheld and entertainment platform company. Mr. Lim served as Vice President, Worldwide Product Development of Palm, Inc., a handheld and wireless computer company, from April 1999 until May 2001. Mr. Lim served as Vice President of Engineering of Fujitsu Personal Systems, a pen-based and wireless computer company and a wholly-owned subsidiary of Fujitsu Limited, from June 1997 until March 1999. From July 1996 to June 1997, Mr. Lim was an Engineering Platform Director for Texas Instruments, a semiconductor company. Mr. Lim holds a B.S. and an M.S. in Electrical Engineering from University of Windsor (Ontario, Canada) and a MEM (Master of Engineering Management) from Northwestern University. Mr. Lim is also an EPGC graduate at the Graduate School of Business at Stanford University. His leadership roles and experience, including those mentioned above, his knowledge of and extensive experience in engineering and manufacturing for global markets, his experience as one of the executives responsible for taking Palm, Inc. through a successful IPO, and his experience serving as a director of a publicly traded company qualify him to serve as a director and chairman of Mechanical Technology. Mr. Lim served on the board of Novatel Wireless, Inc. from 2001 through 2007.

     Kevin G. Lynch has served as a director since April 2012. Mr. Lynch served as the Chief Executive Officer of AAF International (American Air Filter Company Inc. AAFCI), a commercial and industrial air filters and equipment company and a subsidiary of Daikin Industries Ltd. in Japan from December 2011 until April 2012, and as the Global Chief Operating Officer from June 2008 to December 2011. Mr. Lynch served as the President of Filtration Group Inc., a privately held air filter manufacturer in Illinois, from March 2006 to March 2008. Mr. Lynch also worked with Lydall Inc., a specialty materials manufacturer, for over 12 years where he progressed to the Group President of the company. Mr. Lynch served as the President of the Glendale Protective Technologies subsidiary immediately prior to joining Lydall. Mr. Lynch started his career in the chemical industry with American Cyanamid Inc. (now Cytec, Inc. – NYSE:CYT) developing his abilities over 16 years though many of their businesses in various roles and locations. Mr. Lynch holds a M.B.A. in management from Farleigh Dickinson University, and both a B.S. and M.S. in Biology from the Pennsylvania State University. Mr. Lynch currently serves on the Board of Overseers for the University of Louisville. Mr. Lynch’s experience, including those mentioned above, brings significant managerial and technical expertise to the board.

     Thomas J. Marusak has served as a director since December 2004. Since 1986, Mr. Marusak has served as President of Comfortex Corporation, a manufacturer of window blinds and specialty shades. Mr. Marusak served with New York’s Capital Region Center for Economic Growth as Chairman of the Technology Council from June 2001 to July 2004 and Chairman of the Board of Directors from July 2004 until December 2005. Mr. Marusak served as a director for the New York State Energy and Development Authority from 1999 to 2005. Mr. Marusak also represented the interests of small- and medium-sized manufacturing businesses of New York as a delegate at the White House in 1995. He was previously a member of the Advisory Board of Directors for Key Bank of New York from 1996 through 2004, and served on the Advisory Boards of Dynabil Industries Inc. and Clough Harbour Associates Technology Services Company of Albany from 2000 through 2005. In 2011, Mr. Marusak was elected to the Board of Directors of the Capital District Physician’s Health Plan, Inc., in Albany, in which he is also a member of the Finance Committee of the Board. Mr. Marusak received a B.S. in Engineering from Pennsylvania State University, and a M.S. in Engineering from Stanford University. Mr. Marusak brings technical development, manufacturing experience, product development and introduction, financial accounting, and human resources expertise to the board, as well as relevant experience in committee and board service.

     E. Dennis O’Connor has served as a director since 1993, and is a retired attorney specializing in intellectual property. From 1984 until his retirement in June 2000, Mr. O’Connor served as the Director of New Products and Technology for Masco Corporation, a diversified manufacturer of building, home improvement, and other specialty products for the home and family. Mr. O’Connor holds a J.D. from George Washington University and a B.S. in Mechanical Engineering from Notre Dame University. Mr. O’Connor contributes to the Company’s Board significant experience in corporate law, with an emphasis on intellectual property and contract law, having practiced for thirty one years. He has also served on various corporate committees throughout his career relating to accounting and finance, with a background specializing in technical and management assessment.

     William P. Phelan has served as a director since December 2004. Mr. Phelan is the co-founder and Chief Executive Officer of Bright Hub, Inc., a software company founded in 2005, which focuses on the development of online commerce for software. In May 1999, Mr. Phelan founded OneMade, Inc., an electronic commerce marketplace technology systems and tools provider. Mr. Phelan served as Chief Executive Officer of OneMade, Inc. from May 1999 to May 2004. OneMade, Inc. was sold to America Online in May 2003. Mr. Phelan serves on the Board of Trustees and is a Finance Committee member and an Investment Committee Chair for Capital District Physician’s Health Plan, Inc. Mr. Phelan also serves on the Board of Trustees and Chairman of the Audit Committee of the Paradigm Mutual Fund Family. In addition, Mr. Phelan served as a member of the Board of Directors of Florists’ Transworld Delivery, the largest floral services organization in the world, from January 1995 through December 1998. He has also held numerous executive positions at Fleet Equity Partners, Cowen & Company, First Albany Corporation, and UHY Advisors Inc., formerly Urbach Kahn & Werlin, PC. Mr. Phelan has a B.A. in Accounting and Finance from Siena College, an M.S. in Taxation from City College of New York, and is a Certified Public Accountant. Mr. Phelan contributes leadership, capital markets experience, strategic insight as well and innovation in technology to the Board. His accounting expertise makes him well qualified to serve as the Chairman of the Audit Committee.

     Dr. Walter L. Robb has served as a director since 1997. Dr. Robb has served as President of Vantage Management, Inc., a consulting and investment financing company, since 1993. Prior to that time, Dr. Robb served in various executive positions with General Electric Company. Dr. Robb served as Senior Vice President for Corporate Research and Development with General Electric from 1986 until his retirement in December 1992, directing the General Electric Research and Development Center, one of the world’s largest and most diversified industrial laboratories, while also serving on its Corporate Executive Council. Dr. Robb served on the Board of Directors of Plug Power Inc., from 1997 through October 2002, served on the board of directors of Celgene Corporation, a publicly held integrated biopharmaceutical company, from 1992 until 2011, and a number of privately held companies. Dr. Robb’s experience at GE Medical Systems, where he served as CEO of a division with 10,000 employees, $1.6 billion in revenue and $76 million in net income, as well as his tenure on the GE Executive Committee, brings significant managerial and technical expertise to the board.

     There are no family relationships among any of our directors or executive officers.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board held six meetings during 2011. All Directors attended at least 75% of all of the Board and Committee meetings that they were eligible to attend during 2011. The Board has no formal policy regarding attendance at the Annual Meeting; however, Directors are encouraged, but not required, to attend any meetings of our stockholders. All of our current Directors attended the 2011 Annual Meeting of Stockholders, except for Mr. Lynch who was not yet a member of the Board.

     The Board has established an Audit Committee and a Governance, Compensation and Nominating Committee.

Audit Committee

     The Audit Committee consists of Mr. Phelan (Chairman), Mr. O’Connor, Mr. Marusak and Mr. Lynch. The Board has determined that the current members of the Audit Committee are independent directors as defined under Rule 5605(a)(2) of the Nasdaq Stock Market Inc. Rules (“Nasdaq Rules”).

     The Audit Committee met four times during 2011, and each member attended at least 75% of the meetings. The responsibilities of the Audit Committee are set forth in the charter of the Audit Committee, which was adopted by the Board of the Company and is published in the Investor Relations/Corporate Governance section of our website at www.mechtech.com. The Committee, among other matters, is responsible for the annual appointment of the independent registered public accountants as MTI’s auditors, and reviews the arrangements for and the results of the auditors’ examination of our books and records, auditors’ compensation, internal accounting control procedures, and activities. The Audit Committee also reviews our accounting policies, control systems and compliance activities and reviews the charter of the Audit Committee.

Governance, Compensation and Nominating Committee

     Our Board adopted a Governance, Compensation and Nominating Committee charter, which is published in the Investor Relations/Corporate Governance section of our website at www.mechtech.com. The Governance, Compensation and Nominating Committee consists of Mr. O’Connor, Mr. Marusak and Mr. Phelan, who are all “independent directors” as defined under Rule 5605(a)(2) of the Nasdaq Rules. Mr. O’Connor is Chairman of the Governance, Compensation, and Nominating Committee.

     The role of the Governance, Compensation and Nominating Committee is to assist the Board by 1) identifying, evaluating and recommending the nomination of Board members; 2) setting the compensation for our Chief Executive Officer and other senior executives; 3) establishing bonus and option pool amounts for other employees and performing other compensation oversight; 4) establishing Director compensation; 5) selecting and recommending Director candidates to the Board; 6) recommending improved governance of the Company to the Board; and 7) assisting the Board with other assigned tasks as needed.

     In appraising potential Director candidates, the Governance, Compensation and Nominating Committee focuses on desired characteristics and qualifications of candidates, and although there are no stated minimum requirements or qualifications, preferred characteristics include business savvy and experience, concern for the best interests of our stockholders, proven success in the application of skills relating to our areas of business activities, adequate availability to participate actively in the Board’s affairs, high levels of integrity and sensitivity to current business and corporate governance trends and legal requirements and that candidates meet the director independence standards of The Nasdaq Global Market System, if applicable. The Governance, Compensation and Nominating Committee has adopted a formal policy for the consideration of director candidates recommended by stockholders. Individuals recommended by stockholders are evaluated in the same manner as other potential candidates. A stockholder wishing to submit such a recommendation should forward it in writing to our Secretary at 325 Washington Avenue Extension, Albany, New York 12205. The mailing envelope should include a clear notation that the enclosure is a “Director Nominee Recommendation.” The recommending party should be identified as a stockholder and should provide a brief summary of the recommended candidate’s qualifications, taking into account the desired characteristics and qualifications considered for potential Board members mentioned above.

     The Governance, Compensation and Nominating Committee administer our executive compensation programs. This Committee is responsible for establishing the policies that govern base salaries, as well as short and long-term incentives for senior management. Within prescribed option grant ranges and vesting provisions, the Committee has delegated to our Chief Executive Officer and Chief Financial Officer authority to award stock option grants to non-executive personnel upon commencement of employment with us. The Committee considers recommendations made by our Chief Executive Officer and certain other executives when reaching its compensation decisions, including with respect to executive and director compensation. The Governance, Compensation and Nominating Committee met three times during 2011.

Governance, Compensation and Nominating Committee Interlocks and Insider Participation

     In 2011, the Governance, Compensation and Nominating Committee consisted of Mr. O’Connor, Mr. Marusak and Mr. Phelan, none of whom are or have been employees of MTI. During 2011, no executive officer of the Company served as a director of any other for-profit entity that had an executive officer that served on the Board of the Company. For information concerning the committee members’ relationship to us, see “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Transactions.”

The Board’s Role in Risk Oversight

The Board executes its oversight responsibility for risk management directly and through its Committees, as follows:

  The Audit Committee has primary responsibility for overseeing the integrity of the Company’s financial reporting risk by reviewing: (i) the Company’s disclosure controls and procedures; (ii) any significant deficiencies in the design or operation of internal controls; (iii) any fraud material or otherwise; (iv) the use of judgments in management’s preparation of the financial statements; and (v) through consultation with Company’s independent registered public accounting firm on the above items. The Board of Directors is kept abreast of the Committee’s risk oversight and other activities via reports of the Committee Chairman to the full Board.

  The Governance, Compensation and Nominating Committee oversee risks associated with our compensation policies and practices, with respect to both executive compensation and compensation generally. The Board of Directors is kept abreast of the Committee’s risk oversight and other activities via reports of the Committee Chairman to the full Board.

  The Board considers specific risk topics, including risks associated with our strategic plan, our capital structure and our development activities. In addition, the Board receives detailed regular reports from the heads of our principal business and corporate functions - that include discussions of the risks and exposures involved in their respective areas of responsibility. These reports are provided in connection with every regular Board meeting and are discussed, as necessary, at Board meetings. Further, the Board is routinely informed of developments at the Company that could affect our risk profile or other aspects of our business.

Executive Sessions of Directors

Executive sessions, or meetings of outside (non-management) Directors without management present, are held periodically throughout the year. At these executive sessions, the outside Directors review, among other things, the criteria upon which the performance of the Chief Executive Officer and other senior managers is based, the performance of the Chief Executive Officer against such criteria, and the compensation of the Chief Executive Officer and other senior managers. Meetings are held from time to time with the Chief Executive Officer to discuss relevant subjects.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant.

Peng K. Lim has served as our Chairman of the Board since May 2008 and CEO since May 2006. Based on its most recent review of MTI’s Board leadership structure, the Board continues to believe that this leadership structure is optimal for the market environment and the size of the Board. The Board believes that having one leader serving as both the Chairman and Chief Executive Officer provides decisive and effective leadership.

In considering its leadership structure, the Board has taken a number of factors into account. The Board, which consists of a majority of independent Directors who are highly qualified and experienced, exercises a strong, independent oversight function. This oversight function is enhanced by the fact that the Board’s two committees – the Audit Committee and the Governance, Compensation and Nominating Committee, are comprised entirely of independent Directors. The Board does not currently have a lead independent director.

Board Membership

To fulfill its responsibility to recruit and recommend to the full Board nominees for election as Directors, the Governance, Compensation and Nominating Committee reviews the size and composition of the Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management in attracting candidates with those qualifications. The goal of the Committee is to achieve a Board that, as a whole, provides effective oversight of the management and business of our Company, through the appropriate diversity of experience, expertise, skills, specialized knowledge and other qualifications and attributes of the individual Directors. Important criteria for Board membership include the following:

  Members of the Board should be individuals of high integrity and independence, substantial accomplishments, and have prior or current associations with institutions noted for their excellence.

  Members of the Board should have demonstrated leadership ability, with broad experience, diverse perspectives, and the ability to exercise sound business judgment.

  The background and experience of members of the Board should be in areas important to the operations of the Company such as business, education, finance, government, law, or science.

  The composition of the Board should reflect the benefits of diversity as to gender, ethnic background and experience.

The satisfaction of these criteria is implemented and assessed through ongoing consideration of Directors and nominees by the Corporate Governance Committee and the Board. Based upon these activities and its review of the current composition of the Board, the Committee and the Board believe that these criteria have been satisfied.

In addition, in accordance with the Governance, Compensation and Nominating Committee Charter, the Committee considers the number of boards of other public companies on which a candidate serves. Moreover, Directors are expected to act ethically at all times and adhere to the Company’s Code of Business Conduct and Ethics for members of the Board of Directors.

The Governance, Compensation and Nominating Committee and the Board believe that the nominee for election at the Annual Meeting brings a strong and unique set of attributes, experiences and skills and provides the Board as a whole with an optimal balance of experience, leadership, competencies, qualifications and skills in areas of importance to our Company. Under “Proposal 1—Election of Directors” above, we provide an overview of the nominees’ principal occupation, business experience and other directorships, together with the key attributes, experience and skills viewed as particularly meaningful in providing value to the Board, our Company and our stockholders.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is currently composed of four directors, each of whom is an “independent director” as defined under Rule 5605 (a)(2) of the Nasdaq Rules and the applicable rules of the SEC. In addition, the Board has made a determination that Mr. Phelan qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act of 1934 (the “Exchange Act”). Mr. Phelan’s designation by the Board as an “audit committee financial expert” is not intended to be a representation that he is an expert for any purpose as a result of such designation, nor is it intended to impose on him any duties, obligations, or liability greater than the duties, obligations or liability imposed on him as a member of the Audit Committee and the Board in the absence of such designation.

     In accordance with the Committee’s charter, available on our website at www.mechtech.com, our management has the primary responsibility for the financial statements and the financial reporting process, including maintaining an adequate system of internal control over financial reporting. Our independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), reports directly to the Audit Committee and is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America. The Audit Committee, among other matters, is responsible for appointing our independent registered public accounting firm, evaluating such independent registered public accounting firm’s qualifications, independence and performance, determining the compensation for such independent registered public accounting firm, and pre-approval of all audit and non-audit services. Additionally, the Audit Committee is responsible for oversight of our accounting and financial reporting processes and audits of our financial statements including the work of the independent registered public accounting firm. The Audit Committee reports to the Board with regard to:

  the scope of the annual audit;

  fees to be paid to the independent registered public accounting firm:

  the performance of our independent registered public accounting firm;

  compliance with accounting and financial policies and financial statement presentation; and

  the procedures and policies relative to the adequacy of internal accounting controls.

     The Audit Committee reviewed and discussed with our management and PwC MTI’s 2011 quarterly condensed consolidated financial statements and 2011 annual consolidated financial statements, including management’s assessment of the effectiveness of our internal control over financial reporting. Our management has represented to the Audit Committee that MTI’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

     Additionally, the Audit Committee has discussed with PwC any matters required to be discussed under American Institute of Certified Public Accountants Auditing Standard Section 380, The Auditor's Communication With Those Charged With Governance, which includes, among other items, matters related to the conduct of the audit of our annual consolidated financial statements. The Audit Committee has also discussed the critical accounting policies used in the preparation of our annual consolidated financial statements, alternative treatments of financial information within generally accepted accounting principles that PwC discussed with management, the ramifications of using such alternative treatments and other written communications between PwC and management.

     PwC has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the Audit Committee discussed with PwC that firm’s independence. The Audit Committee has also concluded that PwC’s performance of non-audit services is compatible with PwC’s independence.

     The Audit Committee also discussed with PwC their overall scope and plans for its audit and has met with PwC, with and without management present, to discuss the results of its audit and the overall quality of our financial reporting. The Audit Committee also discussed with PwC whether there were any audit problems or difficulties, and management’s response.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011. This report is provided by the following independent directors, who constitute the Committee.

Audit Committee:

Mr. William P. Phelan (Chairman)
Mr. E. Dennis O’Connor
Mr. Thomas J. Marusak

March 19, 2012

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     A representative from PwC is expected to be present at the Annual Meeting and will have the opportunity to make a statement and answer appropriate questions from stockholders.

Accounting Fees

     Aggregate fees for professional services rendered by our principal auditor, PwC, for the years ended December 31, 2011 and 2010 are as follows (1):

	Year Ended	Year Ended
	December 31,	December 31,
	2011	2010
Audit Fees	$172,000	$172,000
Audit Related Fees	—	—
Tax Fees	60,475	41,025
All Other Fees	—	—
Total	$232,475	$213,025

(1)

The aggregate amounts included in Audit Fees are classified by the related fiscal periods for the audit of our annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed during those fiscal periods.

Audit Fees

     The Audit Fees billed for the fiscal years ended December 31, 2011 and 2010, respectively, were for professional services rendered for the audits of our consolidated financial statements included in Form 10-K and review of financial statements included in Form 10-Q, and for services that are normally provided by PwC in connection with statutory and regulatory filings or engagements.

Audit Related Fees

     There were no Audit Related Fees billed during the fiscal years ended December 31, 2011 and 2010.

Tax Fees

     The Tax Fees billed during the fiscal years ended December 31, 2011 and 2010, respectively, were for services related to tax compliance, including the preparation of tax returns and claims for refunds, including preparation of a Section 382 study; and tax planning and tax advice, including advice related to proposed transactions.

All Other Fees

     None.

     The Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the auditors’ independence, and has concluded that it is.

Audit Committee Pre-Approval Policies and Procedures

     Pursuant to Section 202(a) of the Sarbanes-Oxley Act, the Audit Committee has adopted the following policies and procedures under which frequently utilized audit and non-audit services are pre-approved by the Audit Committee and the authority to authorize the independent registered public accountants to perform such services is delegated to a single committee member or executive officer.

a)

Annual audit, quarterly review and annual tax return services will be pre-approved upon review and acceptance of the tax and audit engagement letters submitted by the independent registered public accountants to the Audit Committee.

b)

Additional audit and non-audit services related to the resolution of accounting issues or the adoption of new accounting standards, audits by tax authorities or reviews of public filings by the SEC must be pre-approved by the Audit Committee and the authority to authorize the independent registered public accounting firm to perform such services is delegated to the Chairman of the Audit Committee for fees up to $5,000, and for fees above $5,000 entire Committee approval is required.

c)

Additional audit and non-audit services related to tax savings strategies, tax issues arising during the preparation of tax returns, tax estimates and tax code interpretations must be pre-approved by the Audit Committee and the authority to authorize the independent registered public accounting firm to perform such services is delegated to the Chairman of the Audit Committee for fees up to $5,000, and for fees above $5,000 entire Committee approval is required.

d)

Additional audit and non-audit services related to the tax and accounting treatments of proposed business transactions must be pre-approved by the Audit Committee and the authority to authorize the independent registered public accountants to perform such services is delegated to the Chairman of the Audit Committee for fees up to $5,000, and for fees above $5,000 entire Committee approval is required.

e)	Quarterly and annually, a detailed analysis of audit and non-audit services will be provided to and reviewed with the Audit Committee.

     All of the 2011 services described under the captions “Audit Fees” and “Tax Fees” were approved by the Audit Committee.

PROPOSAL No. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee has selected PricewaterhouseCoopers LLP (“PWC”) as MTI’s independent registered public accounting firm for fiscal year 2012, and the Board is asking shareholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise MTI’s independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of PWC for ratification by stockholders as a matter of good corporate practice.

     The affirmative vote of holders of a majority of the shares of common stock cast in person or by proxy at the meeting is required to approve the ratification of the selection of PWC as MTI’s independent registered public accounting firm for the current fiscal year.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL No. 3

APPROVAL OF THE MECHANICAL TECHNOLOGY INCORPORATED 2012
EQUITY INCENTIVE PLAN

     On April 14, 2012, the Board of Directors of the Company adopted, subject to stockholder approval, the Mechanical Technology Incorporated 2012 Equity Incentive Plan (the 2012 Plan). The Board has approved this new plan because it believes that the number of shares currently available under its 2006 Equity Incentive Plan is not sufficient to satisfy the Company's incentive compensation needs. Up to 600,000 shares of Common Stock may be issued pursuant to awards granted under the 2012 Plan. The 2012 Plan covers the Company and its majority owned subsidiaries, and references below to service providers to the Company (other than with respect to changes in control) generally refer to service providers to any of the other entities, as long as they remain majority owned.

     The 2012 Plan is intended to replace the Company's current option plan- the 2006 Equity Incentive Plan (the 2006 Plan). As of April 16, 2012, options to purchase 249,408 shares of Common Stock were outstanding under the 2006 Plan, and an additional 592 shares were reserved for future option grants. In addition, as of April 16, 2012, there were still 17, 815 options outstanding under the 1996 Stock Incentive Plan (the 1996 Plan), which expired by its terms on October 17, 2006, and 155,364 options outstanding under the 1999 Employee Stock Incentive Plan (the 1999 Plan), which expired by its terms on March 18, 2009. No additional grants may be made under the 1996 Plan or 1999 Plan. If stockholders approve the 2012 Plan, the Company will not make any further grants under the 2006 Plan. All of the outstanding options under the 1996 Plan, 1999 Plan and 2006 Plan have exercise prices higher than the closing price of the Company’s Common Stock on April 16, 2012. As a result, the currently outstanding options offer little, if any, retention or motivation value.

     The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining, and motivating key personnel to remain with the Company and continue the efforts that led to the Company’s return to profitability in 2011. Accordingly, the Board of Directors believes adoption of the 2012 Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the 2012 Plan and the reservation of 600,000 shares of Common Stock for issuance thereunder.

Description of the 2012 Plan

     The following is a brief summary of the 2012 Plan which is qualified in its entirety by reference to the complete text of the 2012 Plan, as proposed to be amended, a copy of which is attached as Exhibit A to this Proxy Statement and incorporated herein by reference. The summary is not intended to be a complete description of the terms of the 2012 Plan.

Share Reserve

     The total number of shares of Common Stock currently reserved for issuance under the 2012 Plan is 600,000 shares. The number of shares of Common Stock reserved for issuance under the 2012 Plan is subject to adjustment on account of any recapitalization, reclassification, stock split, reverse stock split and other dilutive changes in Common Stock. Shares of Common Stock subject to Awards under the 2012 Plan that are forfeited, canceled, surrendered, forfeited or terminated for any other reason without having been fully exercised, or otherwise are not issued pursuant to Awards, including any shares which are retained by the Company to satisfy the exercise price of an Award or any withholding taxes due with respect to an Award, will again be available for issuance under the 2012 Plan, subject, however, in the case of incentive stock options, to any limitations under the Internal Revenue Code of 1986, as amended (the Code). SARs shall be counted in full against the number of shares of Common Stock available for issuance under the 2012 Plan, regardless of the number of shares of Common Stock issued upon settlement of the SARs, and any dividend equivalents distributed under the 2012 Plan shall be counted against the number of shares of Common Stock available for issuance under the 2012 Plan.

Types of Awards

     The 2012 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below (collectively, Awards).

     Incentive Stock Options and Nonqualified Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price that may be equal to or greater than the fair market value of the Common Stock on the date of grant (or at least 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of ten years. The 2012 Plan permits payment of the exercise price of options by cash, check or any other form of consideration permitted by the Administrator. Options granted under the plan must generally be exercised within three months of the optionee’s separation of service, or within twelve months after such optionee’s termination by death or disability, but in no event later than the expiration of the option’s ten-year term. Unless the Company’s stockholders approve the action (i) the Compensation Committee may not amend an outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price of such outstanding Option (other than as provided already under the Plan for certain corporate events and (ii) the Compensation Committee may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution new Awards under the Plan covering the same or a different number of share of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, except as provided in connection with changes in control and other substantial corporate events.

     Stock Appreciation Rights. A Stock Appreciation Right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in Common Stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be granted independently or in tandem with an Option.

     Restricted Stock Awards. Restricted Stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

     Restricted Stock Unit Awards. Restricted Stock Unit Awards entitle the recipient to receive shares of Common Stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the Board of Directors.

     Other Stock-Based Awards. Under the 2012 Plan, the Board of Directors has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, and the grant of Awards entitling recipients to receive shares of Common Stock to be delivered in the future.

     Performance Conditions. The Compensation, Nominating and Governance Committee (the “Compensation Committee”) may determine, in advance under specific timing rules, that a Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award will be granted or will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such Award will be based on one or more of the following measures: earnings per share (on a fully diluted or other basis); stock price targets or stock price maintenance; pretax or after tax net income; operating income, gross revenue; gross margin; operating profit before or after discontinued operations and/or taxes; earnings before or after discontinued operations, interest, taxes, depreciation, and/or amortization; earnings growth; cash flow or cash position; sales or sales growth or market share; return on sales, assets, equity, or investment; improvement of financial ratings; achievement of balance sheet or income statement objectives; total shareholder return; entering into OEM contracts for military, industrial and consumer; or achievement of specified technical improvements in products or products under development. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Absent specific contrary determination by the Compensation Committee during the timing permitted by Section 162(m), the performance goals will not take into account (i) extraordinary items as determined by the Company’s independent public accountants in accordance with GAAP, (ii) changes in accounting, (iii) gains or losses on the dispositions of discontinued operations, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. The performance goals: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Compensation Committee; and (iii) will be set by the Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

     The Company believes that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect the Company.

Transferability of Awards

     Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the Participant, Awards are exercisable only by the Participant.

Eligibility to Receive Awards

     Employees, officers, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 2012 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries.

     The maximum number of shares with respect to which Awards may be granted to any participant under the 2012 Plan may not exceed 300,000 shares per calendar year. For purposes of this limit, the combination of an Option in tandem with SAR is treated as a single award. The maximum number of shares with respect to which Awards may be granted is 600,000.

Plan Benefits

     As of April 16, 2012, approximately 45 persons were eligible to receive Awards under the 2012 Plan, including the Company’s two named executive officers and five non-employee directors of the Company and its consolidated subsidiaries. The granting of Awards under the 2012 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

     During 2011, 423,225 shares of our common stock were granted to our named executive officers. In addition, during 2011, 60,000 shares of our common stock were granted to all our non-executive directors as a group and no shares of our common stock were granted to all of our other employees as a group.

     On April 16, 2012, the last reported sale price of the Company’s Common Stock was $0.46 per share.

Administration

     The 2012 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2012 Plan and to interpret the provisions of the 2012 Plan. Pursuant to the terms of the 2012 Plan, the Board of Directors may delegate authority under the 2012 Plan to one or more other committees or subcommittees of the Board of Directors, or may act itself.

     Subject to any applicable limitations contained in the 2012 Plan, the Compensation Committee selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the Common Stock), (iii) the duration of options (which may not exceed ten years), and (iv) the number of shares of Common Stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based Awards and the terms and conditions of such Awards, including conditions for forfeiture, repurchase, issue price and repurchase price, if any.

     The Board of Directors is required to make appropriate adjustments in connection with the 2012 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2012 Plan also contains provisions addressing the consequences of any Substantial Corporate Change, which is defined as (i) sale of all or substantially all of the assets of the Company to one or more individuals, entities, or groups acting together, (ii) complete or substantially complete dissolution or liquidation of the Company, (iii) a person, entity, or group acting together acquires or attains ownership of more than 50% of the undiluted total voting power of the Company’s then-outstanding securities eligible to vote to elect members of the Board (“Company Voting Securities”), (iv) completion of a merger, consolidation, or reorganization of the Company with or into any other entity unless the holders of the Company Voting Securities outstanding immediately before such completion, together with any trustee or other fiduciary holding securities under a Company benefit plan, hold securities that represent immediately after such merger or consolidation at least 50% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its ultimate parent; (v) the individuals who constitute the Board immediately before a proxy contest cease to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied) immediately following the proxy contest; or (vi) during any one year period, the individuals who constitute the Board at the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied), provided that any individuals that a majority of Incumbent Directors approve for service on the Board are treated as Incumbent Directors. Acquisitions by the Company or related entities are excluded from the definitions above.

     Upon a Substantial Corporate Change, the Plan and any unexercised or forfeitable Awards will terminate (after the unless either (i) an Award agreement with a participant provides otherwise or (ii) provision is made in writing in connection with such transaction for the assumption or continuation of outstanding Awards, or the substitution for such Awards with awards covering the stock or securities of a successor employer entity, or a parent or subsidiary of such successor. If an Award would otherwise terminate under the preceding sentence, the Compensation Committee will either provide that optionees or holders of SARs or other exercisable Awards will have the right, at such time before the completion of the transaction causing such termination as the Board or the Compensation Committee reasonably designates, to exercise any unexercised portions of the Options or SARs or other exercisable Awards, including portions of such Awards not already exercisable, or for any Awards including the foregoing, cause the Company, or agree to allow the successor, to cancel each Award after payment to the participant of an amount, if any, in cash, cash equivalents, or successor equity interests substantially equal to the fair market value of the consideration (as valued by the Administrator) paid for the Company’s shares, under the transaction minus, for Options and SARs or other exercisable Awards, the exercise price for the shares covered by such Awards (and, for any Awards, where the Board or the Compensation Committee determines it is appropriate, any required tax withholdings), and with such allocation among cash, cash equivalents, and/or successor equity interests as the

Compensation Committee determines or approves. A Substantial Corporate Change will not automatically make Awards fully exercisable except as provided above.

     The Board of Directors or the Compensation Committee may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

Substitute Options

     In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Compensation Committee may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms, as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the 2012 Plan.

Provisions for Foreign Participants

     The Board of Directors or the Compensation Committee may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2012 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

     No Award may be made under the 2012 Plan after April 14, 2022 but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2012 Plan; provided that no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained. No Award will be made that is conditioned upon stockholder approval of any amendment to the Plan.

     If Stockholders do not approve the adoption of the 2012 Plan, the 2012 Plan will not go into effect, and the Company will not grant any Awards under the 2012 Plan.

Federal Income Tax Consequences

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2012 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The plan provides that no Award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

     A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonqualified Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

     A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonqualified Stock Options

     A participant will not have income upon the grant of a nonqualified stock option. A participant will have compensation income upon the exercise of a nonqualified stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

     A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

     A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

     A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

     The tax consequences associated with any other stock-based Award granted under the 2012 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Common Stock.

Tax Consequences to the Company

     There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

     The foregoing is only a summary of the federal income taxation of awards granted under the 2012 Equity Incentive Plan. Reference should be made to the applicable provisions of the Code. The Summary does not purport to be complete, and does not discuss the tax consequences of the participant’s death or the provisions of the income tax laws of any municipality, state, or foreign country in which the participant may reside.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

     In early 2007, we formalized the process by which we review and approve transactions in which we or one or more related persons participate. Although we have always had procedures in place, we strengthened our current procedures by adopting a written policy requiring that all related person transactions be reported to our Chief Financial Officer and approved or ratified by the Governance, Compensation and Nominating Committee of the Board of Directors. In completing our review of proposed related person transactions, the Governance, Compensation and Nominating Committee considers the aggregate value of the transaction, whether the transaction was undertaken in the ordinary course of business, the nature of the relationships involved, and whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

     We believe transactions among related parties are as fair to us as those obtainable from unaffiliated third parties.

     Between September 2008 and September 2011, MTI Micro entered into numerous debt and equity financings with third parties, primarily, Dr. Walter L. Robb, a member of the Company’s and MTI Micro’s boards of directors, and Counter Point Ventures Fund II, LP (Counter Point). Counter Point is a venture capital fund sponsored and managed by Dr. Robb. After these series of transactions, MTI now holds an aggregate of approximately 47.6% of the outstanding common stock of MTI Micro or 53.3% of the outstanding common stock and warrants issued of MTI Micro, and Dr. Robb and Counter Point hold approximately 5.1% and 45.2%, respectively of the outstanding common stock of MTI Micro or 4.3% and 40.3%, respectively of the outstanding common stock and warrants issued of MTI Micro.

     The following is a summary of transactions among related parties that occurred during the last two completed fiscal years:

     In January 2010, MTI Micro entered into a Common Stock and Warrant Purchase Agreement (the Purchase Agreement) with Counter Point. Pursuant to the Purchase Agreement, MTI Micro issued and sold to Counter Point 28,571,429 shares of MTI Micro Common Stock at a purchase price per share of $0.07, over a period of twelve months, and 5,714,286 MTI Micro Warrants to purchase shares of MTI Micro Common Stock at an exercise price of $0.07 per share. The total draw down of the Purchase Agreement was $2 million.

     On February 9, 2011, MTI Micro entered into Amendment No. 1 to the Common Stock and Warrant Purchase Agreement (Amendment No. 1) with Counter Point. Pursuant to Amendment No. 1, MTI Micro issued and sold to Counter Point 6,428,574 shares of MTI Micro Common Stock at a purchase price per share of $0.07, through December 31, 2011, and MTI Micro Warrants to purchase shares of MTI Micro Common Stock equal to 20% of the shares of MTI Micro Common Stock purchased under Amendment No. 1 at an exercise price of $0.07 per share. The sale and issuance of the MTI Micro Common Stock and MTI Micro Warrants occurred over multiple closings (each, a Closing). Four Closings occurred through September 30, 2011, with MTI Micro raising $450 thousand from the sale of 6,428,574 shares of MTI Micro Common Stock and MTI Micro Warrants to purchase 1,285,715 shares of MTI Micro Common Stock to Counter Point.

     On September 23, 2011, Amendment No. 2 to the Common Stock and Warrant Purchase Agreement (Amendment No. 2) was entered into between MTI Micro and Counter Point. Pursuant to Amendment No. 2, MTI Micro issued and sold to Counter Point 1,200,000 shares of MTI Micro Common Stock at a purchase price per share of $0.07, through December 31, 2011, and MTI Micro Warrants to purchase shares of MTI Micro Common Stock equal to 20% of the shares of MTI Micro Common Stock purchased under Amendment No. 2 at an exercise price of $0.07 per share. The sale and issuance of the MTI Micro Common Stock and MTI Micro Warrants occurred over multiple closings (each, a Closing). Four Closings occurred through December 31, 2011, with MTI Micro raising $84 thousand from the sale of 1,200,000 shares of MTI Micro Common Stock and MTI Micro Warrants to purchase 240,000 shares of MTI Micro Common Stock to Counter Point.

     On December 9, 2011, MTI Instruments purchased laboratory and computer equipment from MTI Micro for a total of $84 thousand, which was funded by the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act, requires our directors, executive officers and holders of more than 10% of our Common Stock to file with the SEC initial reports of ownership of our Common Stock and other equity securities on a Form 3 and report of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to us during the most recent fiscal year and written representations by the persons required to file such reports, all filing requirements of Section 16(a) were satisfied with respect to our most recent fiscal year.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Stockholders who wish to communicate with the Board, or a particular Director, may send a letter to our Secretary at 325 Washington Avenue Extension, Albany, New York 12205. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or certain specified individual Directors. The Secretary will make copies of all such letters and circulate them to the appropriate Director or Directors.

CODE OF ETHICS

     We have adopted a Code of Ethics for employees, officers and Directors. The Code of Ethics, as revised, was filed as Exhibit 14.1 to our Annual Report on Form 10-K for the year ended December 31, 2005. A copy may be obtained at no charge by written request to the attention of our Secretary at 325 Washington Avenue Extension, Albany, New York 12205. A copy of the Code of Ethics is also available on our website at www.mechtech.com.

EXECUTIVE OFFICERS

     The executive officers of the registrant (all of whom serve at the pleasure of the Board), their ages, and the position or office held by each, are as follows:

Executive Officers	Age	Position or Office
Peng K. Lim	49	Chief Executive Officer

		Chief Financial Officer, MTI
Frederick W. Jones	44	and Vice President of Finance and Operations, MTI Instruments, Inc.

     Peng K. Lim has served as our Chief Executive Officer since December 2006, Chairman of the Board since May of 2008, and since May 2006, the President and Chief Executive Officer of MTI MicroFuel Cells, Inc., or MTI Micro, a Delaware corporation, and a variable interest entity. From 2001 to 2005, Mr. Lim served as the President and Chief Executive Officer of Tapwave, Inc., a handheld and entertainment platform company. Mr. Lim served as Vice President, Worldwide Product Development of Palm, Inc., a handheld and wireless computer company, from April 1999 until May 2001. Mr. Lim served as Vice President of Engineering of Fujitsu Personal Systems, a pen-

based and wireless computer company and a wholly-owned subsidiary of Fujitsu Limited, from June 1997 until March 1999. From July 1996 to June 1997, Mr. Lim was an Engineering Platform Director for Texas Instruments, a semiconductor company. Mr. Lim holds a B.S. and an M.S. in Electrical Engineering from University of Windsor (Ontario, Canada) and a MEM (Master of Engineering Management) from Northwestern University. Mr. Lim is also an EPGC graduate at the Graduate School of Business at Stanford University. His leadership roles and experience, including those mentioned above, his knowledge of and extensive experience in engineering and manufacturing for global markets, his experience as one of the executives responsible for taking Palm, Inc. through a successful IPO, and his experience serving as a director of a publicly traded company qualify him to serve as a director and chairman of Mechanical Technology. Mr. Lim served on the board of Novatel Wireless, Inc. from 2001 through 2007.

     Frederick W. Jones was appointed our Chief Financial Officer in September 2011 and had been serving as the Acting Chief Financial Officer since June 2009. He was promoted to Vice President of Finance and Operations of MTI Instruments, Inc. (MTI Instruments), a wholly-owned subsidiary of the Company, in April 2010, from the Senior Director of Finance and Operations at MTI Instruments, which he had held since May 2007. Since joining the Company in 1993, Mr. Jones has held a variety of roles at MTI and its subsidiaries, including Staff Accountant, Controller and Director of Finance and Administration. In his current capacity, Mr. Jones supervises the financial reporting, treasury, human resources and risk management for MTI. In addition, Mr. Jones also oversees the production, quality and shipping departments of MTI Instruments. Prior to his employment with MTI, Mr. Jones served as Controller for both Hobbs Management Corporation and Galesi Management Corporation. Mr. Jones received a Bachelors degree in Business Administration and Accounting from Siena College.

     Each of the executive officers holds his respective office until the regular annual meeting of the Board following the Annual Meeting of Stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

EXECUTIVE COMPENSATION

Compensation Philosophy

     The primary objectives of our compensation policies are to attract, retain, motivate, develop, and reward our management team for executing our strategic business plan thereby enhancing stockholder value, while recognizing and rewarding individual and company performance. These compensation policies include (i) an overall management compensation program that is competitive with national and regional companies of similar size or within our industry; and (ii) long-term incentive compensation in the form of stock-based compensation that will encourage management to continue to focus on stockholder return. Our executive compensation program ties a substantial portion of each executive’s overall compensation to key strategic, financial, and operational goals, including establishing and maintaining customer relationships, signing OEM agreements; meeting revenue targets and profit and expense targets; introducing new products; progressing products towards manufacturing; and improving operational efficiency.

     We believe that potential equity ownership in our company is important to provide executive officers with incentives to build value for our stockholders. We believe that equity awards provide executives with a strong link to our short- and long-term performance, while creating an ownership culture to maintain the alignment of interests between our executives and our stockholders. When implemented responsibly, we also believe these equity incentives can function as a powerful executive retention tool.

     Our Governance, Compensation and Nominating Committee, consisting entirely of independent directors, administers our compensation plans and policies, including the establishment of policies that govern base salary as well as short- and long-term incentives for our executive management team.

Summary of Cash and Other Compensation

     The following table sets forth the total compensation received for services rendered in all capacities to our company during the fiscal years ended December 31, 2011 and 2010 by our two “named executive officers,” namely Peng K. Lim, our Chief Executive Officer, and our one other executive officer during fiscal 2011. One of our prior year named executive officers, James K. Prueitt, was not serving as an executive officer of the Company at December 31, 2011.

SUMMARY COMPENSATION TABLE

							Non-Equity
							Incentive
					Stock	Option	Plan	All Other
Name and Principal		Salary	Bonus		Awards	Awards	Compensation	Compensation	Total
Position	Year	$	$		($)(1)	($)(2)	($)	($)(3)	($)
Peng K. Lim	2011	$269,231	$175,000	(4)	$250,000	$—	$—	$10,462	$704,693

Chief Executive Officer	2010	323,077	175,000	(5)	—	53,540	—	10,461	562,078

Frederick W. Jones	2011	134,659	14,425	(6)	12,800	—	—	5,387	167,271

Chief Financial Officer,	2010	127,313	—		—	5,086	—	5,093	137,492
MTI and subsidiaries,
Vice President of Finance
& Operations of MTI
Instruments

(1)	The amounts shown in this column represent the grant date fair values of fully-vested restricted stock awards awarded each of the past two years. The assumptions we used in calculating these amounts are discussed in Note 13 to the financial statements on the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 27, 2012.

(2)	The amounts shown in this column represent the grant date fair values of any stock option awards awarded each of the past two years. The assumptions we used in calculating these amounts are discussed in Note 13 to the financial statements on the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 27, 2012.

(3)	The following is a summary of the major categories included in “All Other Compensation:”

	2011 All Other Compensation
		Life	Total -
	401(k)	Insurance	All Other
	Matching	Premiums	Compensation
Peng K. Lim	$9,635	$827	$10,462
Frederick W. Jones	5,387	—	5,387

(4)	Mr. Lim is eligible for a potential bonus of up to $175,000 for the period June 1, 2011 – May 31, 2012 based on the achievement of certain performance objectives. As of December 31, 2011, $102,083 of the bonus had been accrued for the period June 1, 2011 through December 31, 2011. For the bonus period June 1, 2010 – May 31, 2011, $72,917 was accrued.

(5)	Mr. Lim was eligible for a potential bonus of up to $175,000 for the period June 1, 2010 – May 31, 2011 based on the achievement of certain performance objectives. As of December 31, 2010, $102,083 of the bonus had been accrued. For the bonus period June 1, 2009 – May 31, 2010, $72,917 was accrued in the period from January 1, 2010 – May 31, 2010.

(6)	The Company accrued for Mr. Jones, as of December 31, 2011, $14,425 related to the successful completion of certain performance objectives established for 2011.

Base Salary and Cash Incentives of the Chief Executive Officer

     Mr. Lim joined our company in May 2006 as President and Chief Executive Officer of MTI Micro at an annual salary of $300,000, and was promoted to our Chief Executive Officer in December 2006, receiving no base salary change. During our annual Chief Executive Officer compensation review in 2007, the Governance, Compensation and Nominating Committee engaged Radford to review the compensation package of our Chief Executive Officer based upon competitive market data. After consideration of the analysis and information provided by and the recommendations from Radford, we determined that no base salary adjustment was required for Mr. Lim during 2007. Mr. Lim’s base salary was not changed during 2008.

     Effective January 1, 2009, Mr. Lim’s base annual salary was increased to $350,000 with a cash incentive compensation bonus targeted at 50% of base salary as described in his employment agreement dated December 31, 2008.

     In April 2010, Mr. Lim voluntarily reduced the portion of his monthly salary that is allocated to MTI Micro from $9,722.22 to $2,430.56 as part of a cash conservation program. Mr. Lim returned to full salary effective August 14, 2010. Due to further liquidity issues, Mr. Lim took a voluntary reduction of one third (1/3) of his salary effective January 1, 2011. The voluntary reduction in salary did not affect the amount of potential bonus or severance benefits that Mr. Lim is otherwise entitled to under the terms of his employment agreement. The portions of his salary allocated to MTI Instruments and MTI were not affected. Mr. Lim returned to full salary effective September 12, 2011.

     During 2009 and 2010, Mr. Lim participated in an annual cash incentive compensation plan with a bonus targeted at 50% of base salary as described in his employment agreement. For the bonus period June 1, 2009 – May 31, 2010, $72,917 was accrued in the period from January 1, 2010 – May 31, 2010. For the bonus period June 1, 2010 – May 31, 2011, $102,083 was accrued in the period from June 1, 2010 – December 31, 2010 and $72,917 was accrued in the period from January 1, 2011 – May 31, 2011.

     Mr. Lim is eligible for future bonus arrangements with a targeted annual payout of 50% of base salary payable for the twelve month period of June through May each year. Any future bonus compensation to Mr. Lim will be contingent solely upon the determination of the Governance, Compensation and Nominating Committee that set objectives for Mr. Lim have been satisfied. For the June 2011 to May 2012 period, 50% of Mr. Lim’s bonus target is based on MTI Instruments achieving certain revenue targets in 2011, and 50% will be based on MTI Instruments achieving certain net cash before assessments in 2011. We have accrued for Mr. Lim, as of December 31, 2011, a $102,083 bonus under this annual cash incentive compensation plan.

Base Salary and Cash Incentives of Other Named Executive Officers

     On September 20, 2011, Frederick W. Jones was appointed the Chief Financial Officer of the Company. In connection with his permanent appointment, the Governance, Compensation and Nominating Committee increased Mr. Jones’ annual base salary to $144,250. Mr. Jones continued to have a bonus target for 2011 of up to 10% of his annual base salary. The actual amount of bonus paid to Mr. Jones was contingent on the achievement of two milestones. 5% of Mr. Jones’s annual base salary was based on MTI Instruments achieving certain revenue targets in 2011, and 5% of Mr. Jones’s annual base salary was based on MTI Instruments achieving certain net cash before assessments in 2011. We have accrued for Mr. Jones, as of December 31, 2011, a $14,425 bonus under his annual cash incentive compensation plan. This accrual was paid in full during February 2012.

     In addition to base salary compensation, we consider short-term cash incentives to be an important tool in motivating and rewarding near-term performance against established short-term goals. We do not utilize a specific formula, but executive management is eligible for cash awards contingent upon achievement of individual, financial, or company-wide performance criteria. The criteria are established to ensure that a reasonable portion of an executive’s total annual compensation is performance based.

     We believe that the higher an executive’s level of responsibility, the greater the portion of that executive’s total earnings potential should be tied to the achievement of critical technological, operational and financial goals. Our Chief Executive Officer generally is eligible for annual cash incentive awards of up to 50% of his base salary, with other named executive officers eligibility between 5% and 10% of base salary. We believe this strategy places the desired proportionate level of risk and reward on performance by the Chief Executive Officer and other named executive officers.

     While performance targets are established at levels that are intended to be achievable, we believe that we have structured these incentives so that maximum bonus payouts would require a substantial level of both individual and company performance.

Long-Term Equity Incentive Compensation

     Equity awards typically take the form of stock options and restricted stock grants. Authority to make equity awards to executive officers rests with our Governance, Compensation and Nominating Committee. In determining the size of awards for new or current executives, we consider the competitive market, strategic plan performance, contribution to future initiatives, benchmarking of comparative equity ownership for executives in comparable positions at similar companies, individual option history, and recommendations of our Chief Executive Officer and Chairman.

     We generally base our criteria for performance-based equity awards on one or more of the following long-term measurements:

  procurement and maintenance of OEM alliance/strategic agreements;

  manufacturing readiness;

  financing targets;

  gross revenue and profit goals;

  operating expense improvements; and

  product launches, new product introductions or improvements to existing products or product-intent prototypes.

     These performance measurements support various initiatives identified by our Board of Directors as critical to our future success, and are either expressed as absolute in terms of success or failure, or will be measured in more qualitative terms.

     The timing of all equity awards for our Chief Executive Officer and our Chief Financial Officer in the past have coincided with either employment anniversary dates, in conjunction with the completion or assignment of objectives, or coincide with our annual meeting dates. Other executive officer equity awards have occurred in conjunction with completion or assignment of objectives, promotions, commencement of employment, or coincide with our annual meeting date. We do not time option grants to our executives in coordination with the release of material non-public information, nor do we impose any equity ownership guidelines on our executives.

     The following table sets forth certain information regarding the options held and value of each such officer’s unexercised options as of December 31, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2011

					Option Awards
				Equity Incentive
		Number of	Number of	Plan Awards:
		Securities	Securities	Number of Securities
		Underlying	Underlying	Underlying
		Unexercised	Unexercised	Unexercised	Option
	Option Grant	Options (#)	Options (#)	Unearned Options	Exercise Price	Option Expiration
Name	Date	Exercisable	Unexercisable	(#)	($)	Date
Peng K. Lim	05/08/2006	20,313	—	—	35.44	05/07/2013 (1)
	05/08/2006	40,625	—	—	35.44	05/07/2013 (1)
	05/08/2006	20,313	—	—	35.44	05/07/2013 (1)
	06/18/2007	8,750	—	—	10.72	06/17/2014 (1)
	06/18/2007	28,438	—	—	10.72	06/17/2014 (1)
	06/18/2007	6,563	—	—	10.72	06/17/2014 (1)
	05/21/2008	27,500	—	—	3.60	05/20/2015
	05/21/2008	10,000	—	—	3.60	05/20/2015 (1)
	12/31/2008	70,000	—	—	1.16	12/31/2015
	11/13/2009	58,336	11,664 (2)	—	1.40	11/13/2019 (1)
	09/15/2010	70,835	29,165 (3)	—	0.59	09/15/2020

Frederick W.	04/17/2003	938	—	—	16.15	04/16/2013 (4)
Jones
	06/23/2004	469	—	—	49.33	06/22/2014 (4)
	09/23/2004	657	—	—	33.08	09/22/2014 (4)
	03/17/2007	750	—	—	10.72	03/16/2014 (4)
	11/13/2009	5,000	1,000 (2)	—	1.40	11/13/2019 (4)
	09/15/2010	6,730	2,770 (3)	—	0.59	09/15/2020

(1)	In April 2012, Mr. Lim forfeited these options without any consideration.

(2)	The options vested 50% immediately on the grant date, with the remaining options vesting at a rate of 4.17% quarterly over three years beginning February 13, 2010, becoming fully exercisable on November 13, 2012.

(3)	The options vested 50% immediately on the grant date, with the remaining options vesting at a rate of 4.17% quarterly over three years beginning December 15, 2010, becoming fully exercisable on September 15, 2013.

(4)	In April 2012, Mr. Jones forfeited these options without any consideration.

Equity Awards to Officers

Equity Awards of the Chief Executive Officer

     During 2011 and 2010, we awarded Mr. Lim the following:

  403,225 shares of Common Stock that represent fully vested restricted stock granted on July 8, 2011 in consideration of past services.

  options to purchase 100,000 shares of Common Stock that vested 50% on September 15, 2010, with the remaining options vesting quarterly over three years beginning December 15, 2010, with a 10-year term.

Equity Awards of the Chief Financial Officer

     During 2011 and 2010, we awarded Mr. Jones the following:

  20,000 shares of Common Stock that represent fully vested restricted stock granted on September 20, 2011 in consideration of past services.

  options to purchase 9,500 shares of Common Stock that vested 50% on September 15, 2010, with the remaining options vesting quarterly over three years beginning December 15, 2010, with a 10-year term.

MTI Equity Incentive Plans

     As of December 31, 2010, we had three equity compensation plans: 1) the 1996 Stock Incentive Plan; 2) the 1999 Employee Stock Incentive Plan; and 3) the Amended and Restated 2006 Equity Incentive Plan. The Governance, Compensation and Nominating Committee administer all equity compensation plans and have the authority to determine the terms and conditions of the awards granted under equity plans.

1996 Stock Incentive Plan and 1999 Employee Stock Incentive Plan

     The 1996 Stock Incentive Plan, or 1996 Plan, was approved by our stockholders during December 1996. Under the 1996 Plan, our Board of Directors was authorized to award stock options, stock appreciation rights, restricted stock, and other stock-based incentives to our officers, employees and others. The 1996 Plan expired during October 2006. As of April 16, 2012, there were 17,815 options outstanding under the 1996 Plan, all of which were exercisable with zero shares reserved for future grants.

     The 1999 Employee Stock Incentive Plan, or 1999 Plan, was approved by our stockholders during March 1999. Under the 1999 Plan, our Board of Directors is authorized to award stock options and restricted stock to our officers, employees and others. The 1999 Plan expired on March 18, 2009. As of April 16, 2012, options to purchase 155,364 shares of our Common Stock were outstanding under the 1999 Plan, all of which were exercisable with zero shares reserved for future grants.

     Options issued under both the 1996 Plan and 1999 Plan terminate between seven and ten years after the date of grant. Stock option grants or restricted stock awards under these plans can be issued to vest immediately, vest over a certain period, vest based upon successful completion of a performance measure specified by our Governance, Compensation and Nominating Committee, or a prescribed combination of performance and time vesting (i.e. a time vesting option accelerated by achievement of a performance objective or a performance vesting option that will vest at a certain date in the future).

     The 1996 Plan and 1999 Plan provide that in the event of a change of control all unexercised and outstanding options and restricted stock shall become fully vested and exercisable as of the date of the change of control, provided the optionee is employed by us at the date of the change. This is commonly referred to as a single trigger acceleration of option vesting.

2006 Equity Incentive Plan

     The 2006 Equity Incentive Plan, or 2006 Plan, was adopted by the Company’s Board of Directors on March 16, 2006 and approved by our stockholders on May 18, 2006. The plan was amended and restated by our Board of Directors effective September 16, 2009 and June 30, 2011. The September 16, 2009 Amended and Restated 2006 Equity Incentive Plan increased the initial aggregate number of 250,000 shares of common stock which may be awarded or issued to 600,000, and the June 30, 2011 Amended and Restated 2006 Equity Incentive Plan increased the aggregate number of shares of common stock which may be awarded or issued to 1,200,000. The number of shares which may be awarded under the 2006 Plan and awards outstanding have been adjusted for stock splits and other similar events. As of April 16, 2012, 249,408 options to purchase our Common Stock were outstanding under the 2006 Plan, of which 194,913 were exercisable with an additional 461,117 shares reserved for future grants. Unless stockholder approval is obtained for the September 2009 and June 2011 reserve increases, the Company can only grant an additional 592 shares of the remaining 461,117 shares reserved as stock options or stock appreciation rights. If stockholders approve the 2012 Equity Incentive Plan at the 2012 Annual Meeting of Stockholders, the Board does not intend to issue further equity awards under the 2006 Plan.

     The 2006 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards.

     Our Governance, Compensation and Nominating Committee selects the recipients of awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the Common Stock), (iii) the duration of options (which may not exceed seven years), and (iv) the number of shares of Common Stock subject to any stock appreciation rights, restricted stock award, restricted stock unit award or other stock-based awards and the terms and conditions of such awards, including conditions for forfeiture, repurchase, issue price and repurchase price, if any.

     Upon a “Substantial Corporate Change,” as such term is defined in the 2006 Plan, the 2006 Plan and any unexercised or forfeitable awards will terminate unless either (i) an award agreement with a participant provides otherwise or (ii) provision is made in writing in connection with such transaction for the assumption or continuation of outstanding awards, or the substitution for such awards with awards covering the stock or securities of a successor employer entity, or a parent or subsidiary of such successor. If an award would otherwise terminate under the preceding sentence, we will either provide that optionees or holders of stock appreciation rights or other exercisable awards will have the right, at such time before the completion of the transaction causing such termination as we reasonably designate, to exercise any unexercised portions of the options or stock appreciation rights or other exercisable awards, including portions of such awards not already exercisable, or for any awards including the foregoing, cause us, or agree to allow the successor, to cancel each award after payment to the participant of an amount, if any, in cash, cash equivalents, or successor equity interests substantially equal to the fair market value of the consideration (as valued by the administrator) paid for our shares, under the transaction minus, for options and stock appreciation rights or other exercisable awards, the exercise price for the shares covered by such awards (and, for any awards, where we determine it is appropriate, any required tax withholdings), and with such allocation among cash, cash equivalents, and successor equity interests as we determine or approve.

Perquisites and Other Benefits

     Our executive officers are eligible to participate in similar benefit plans available to all our other employees including medical, dental, vision, group life, disability, accidental death and dismemberment, paid time off, and 401(k) plan benefits. In addition, we pay 100% of Mr. Lim’s group term life insurance premiums, representing an additional cost in 2011 of $827.

     We also maintain a standard directors and officers liability insurance policy with coverage similar to the coverage typically provided by other small publicly held technology companies.

Severance, Change in Control and Non-Compete Agreements

     Our two executive officers are entitled to receive severance payments equal to a specified number of months of base salary and benefits in the event their employment is terminated “without cause” or in Mr. Lim’s case, if he is terminated “without cause” or if he terminates his employment with us for “good reason.” Mr. Lim’s stock options are also subject to acceleration or a continuation of vesting should we terminate his employment without cause or if he terminates his employment with us for good reason.

     A change in control will accelerate the vesting of outstanding stock options issued under the 1996 and 1999 Stock Incentive Plans; however options outstanding under the 2006 Equity Plan will not automatically accelerate vesting unless provided in an employment agreement. See “Employment Agreements.”

     We believe these severance and change in control arrangements are reasonable and mitigate some of the risk that exists for executives working in small technology companies by maintaining employee engagement and encouraging retention in an environment with substantial challenges and changes. This is especially true considering each executive officer has signed a Non-Competition and Non-Solicitation Agreement limiting future opportunities in the event the executive’s employment is terminated for any reason. These agreements specify that the executive will not compete with our businesses for a period of one year following such termination.

     Peng K. Lim

     Mr. Lim’s amended employment agreement provides that if we terminate Mr. Lim’s employment without cause or if Mr. Lim terminates his employment for good reason he will receive 1) his accrued salary, business expenses, and earned bonus through the date of termination; 2) 100% of his regular base salary and target bonus (in monthly installments) for 12 months, and certain other benefits for one year from the date of termination; 3) the first year premium for converting his group life insurance coverage to an individual policy; and 4) continued vesting of his outstanding options at the rate described in the each respective option agreement (including the full acceleration of the vesting of the performance-based options) for one year from the date of termination, with continued exercisability for all vested options for a period of up to the earlier of (i) five years after his termination of employment, (ii) the maximum exercise period permitted under the respective option plan or agreement or (iii) the expiration of the term of the option agreement.

     If Mr. Lim’s employment is terminated for “cause,” Mr. Lim will receive his accrued salary, business expenses, and accrued but unpaid bonus for a completed prior anniversary year, through the date of termination. If Mr. Lim’s employment is terminated by reason of death or disability, in addition to these accrued entitlements, Mr. Lim will receive a pro-rata bonus based on his target bonus, continuation of vesting of outstanding time-based options for one additional quarter, vesting of performance-based options as of the date of termination, and all vested options will remain exercisable for a period of up to the earlier of (i) five years after termination of employment, (ii) the maximum exercise period permitted under the option plan, or (iii) the expiration of the term of the option agreement.

     For purposes of this agreement, “cause” means (i) gross misconduct, gross negligence, theft, dishonesty, fraud, or gross dereliction of duties; or (ii) indictment on any felony charge or misdemeanor charge involving theft, moral turpitude; or a violation of the federal securities laws whether or not related to his conduct at work. “Good reason” means (i) a material diminution in base compensation, (ii) material diminution of Mr. Lim’s authorities, duties or responsibilities; or (iii) relocation of the job to a location outside a 50 mile radius of our office location.

Other Named Executive Officers

     Our employment agreement with Mr. Jones provides that he is entitled to receive his base salary and benefits for a four month period if he is terminated in connection with a change of control of MTI Instruments.

Potential Payments upon Termination

     The following table sets forth a breakdown of termination payments and the net realizable value of stock and stock options if the employment of any of our named executive officers had been terminated as of December 31, 2011. Severance payments are made either on a salary continuation basis paid over the severance period or on a lump sum basis payable upon a fixed date subsequent to termination of employment.

Intrinsic
				Health &	Value of
				Life	Stock		Total
				Insurance	Options at	Accrued	Potential
Name	Severance Term	Salary	Bonus	Continuation	Separation	Vacation	Payments
Peng K. Lim	One (1) year salary &	$350,000	$175,000	$18,909	$—	$14,491	$558,400
benefits
Frederick W.	Four (4) months	48,083	—	5,673	—	5,548	59,304
Jones	salary & benefits (A)

(A) Mr. Jones is only entitled to severance if he is terminated in connection with a change of control of MTI Instruments.

Directors’ Compensation

     Directors who are also our employees are not compensated for serving on the Board. Information regarding compensation otherwise received by our directors who are also executive officers is provided under the heading “Executive Compensation.”

     Our non-employee directors do not currently receive cash compensation but instead have been eligible to receive stock options to purchase shares of our Common Stock and grants of fully-vested restricted stock. Future compensation will be determined the Governance, Compensation and Nominating Committee.

     On September 15, 2010, the Board of Directors approved a grant of 15,000 stock options to each non-management Director to purchase shares of our common stock and, on July 8, 2011, the Board of Directors approved a grant of 15,000 shares of fully-vested restricted stock to each non-management Director as compensation for their past service on the Board.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2011

			All
	Fees Earned or	Stock	Other
Name	Paid in Cash ($)	Awards (5)($)	Compensation	Total ($)
Thomas J. Marusak (1)	—	9,300	—	9,300
E. Dennis O’Connor (2)	—	9,300	—	9,300
William P. Phelan (3)	—	9,300	—	9,300
Dr. Walter Robb (4)	—	9,300	—	9,300

(1)	As of December 31, 2011, Mr. Marusak had 46,147 options outstanding, of which 41,772 options were exercisable. On April 14, 2012, Mr. Marusak forfeited 31,147 options outstanding after which he had 15,000 options remaining outstanding, of which 10,625 were exercisable.

(2)	As of December 31, 2011, Mr. O’Connor had 56,887 options outstanding, of which 52,512 options exercisable. On April 14, 2012, Mr. O’Connor forfeited 38,762 options outstanding after which he had 18,125 options remaining outstanding, of which 13,750 were exercisable.

(3)	As of December 31, 2011, Mr. Phelan had 48,127 options outstanding, of which 43,752 options were exercisable. On April 14, 2012, Mr. Phelan forfeited 33,127 options outstanding after which he had 15,000 options remaining outstanding, of which 10,625 were exercisable.

(4)	As of December 31, 2011, Dr. Robb had 56,482 options outstanding, of which 52,107 options were exercisable. On April 14, 2012, Mr. Robb forfeited 38,607 options outstanding after which he had 17,875 options remaining outstanding, of which 13,500 were exercisable.

(5)	The amounts shown in this column represent the grant date fair values of restricted stock awards granted during 2011.

ADDITIONAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

     The following table sets forth information regarding the beneficial ownership of our Common Stock as of April 16, 2012 by each of our directors and named executive officers and all of our executive officers and directors as a group. We are not aware of any other stockholders that beneficially own more than 5% of our Common Stock.

	Shares Beneficially Owned
		Percent of
Name and Address of Beneficial Owner (1)	Number (2)	Class
Executive Officers
Peng K. Lim (3)	591,282	10.8%
Frederick W. Jones (4)	27,522	*

Non-Employee Directors
Thomas J. Marusak (5)	27,750	*
E. Dennis O’Connor (6)	46,438	*
William P. Phelan (7)	26,875	*
Dr. Walter L. Robb (8)	35,425	*

All current directors and executive officers as a group (6 persons) (9)	755,292	13.8%

* Less than 1%.

(1)	Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned by the stockholder. The address of all listed stockholders is c/o Mechanical Technology, Incorporated, 325 Washington Avenue Extension, Albany, New York 12205.

(2)	The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after April 16, 2012, through the exercise of any warrant, stock option or other right. The inclusion in this schedule of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options held by such person, which are exercisable within 60 days of April 16, 2012, but excludes shares of Common Stock underlying options held by any other person. Percentage of beneficial ownership is based on 5,486,574 shares of Common Stock outstanding as of April 16, 2012.

(3)	Includes 176,669 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 16, 2012.

(4)	Includes 7,522 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 16, 2012.

(5)	Includes 11,875 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 16, 2012.

(6)	Includes 11,875 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 16, 2012.

(7)	Includes 11,875 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 16, 2012.

(8)	Includes 11,875 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 16, 2012.

(9)	Includes 231,691 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 16, 2012.

ANNUAL REPORT TO STOCKHOLDERS

     Our Annual Report to Stockholders accompanies this Proxy Statement. Our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC, will be promptly delivered to any stockholder, without charge, upon written or oral request. Requests may be made by mail to: Mechanical Technology, Incorporated, ATTN: Investor Relations Department, 325 Washington Avenue Extension, Albany, New York 12205; by e-mail: contact@mechtech.com; or by telephone: (518) 218-2550.

STOCKHOLDER PROPOSALS

     We did not receive any stockholder proposals for inclusion in this Proxy Statement.

     In order to be included in proxy material for the 2013 Annual Meeting of Stockholders, stockholders’ proposed resolutions must be received by us at our offices, 325 Washington Avenue Extension, Albany, New York 12205 on or before December 28, 2012. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Secretary.

     If the Company does not receive notice of a proposal to be presented at the 2013 Annual Meeting of Stockholders on or before March 13, 2013, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

OTHER MATTERS

     We do not know of any matters which will be brought before the meeting other than those specifically set forth in the notice thereof. If any other matter properly comes before the meeting, however, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the persons voting them.

By Order of the Board of Directors,

/s/ FREDERICK W. JONES
Frederick W. Jones
Secretary

Albany, New York
April 27, 2012

EXHIBIT A

MECHANICAL TECHNOLOGY, INCORPORATED
2012 EQUITY INCENTIVE PLAN
(EFFECTIVE JUNE 14, 2012)

Purpose

Mechanical Technology, Incorporated, a New York corporation (the “Company”), wishes to recruit, reward, and retain employees, directors, and other service providers, including consultants. To further these objectives, the Company hereby sets forth the Mechanical Technology, Incorporated 2012 Equity Incentive Plan (the “Plan”), effective June 14, 2012, subject to approval by the Company’s stockholders (the “Effective Date”).

Pursuant to the Plan, the Company may provide options (“Options”) to employees, directors, and other service providers of the Company and its Eligible Affiliates to purchase shares of the Company’s common stock (the “Common Stock”). The Company may also make direct grants or sales of Common Stock (with any or no restrictions) (“Restricted Stock Grants”) to participants, and may also grant stock appreciation rights (“SARs”), restricted stock units providing for a future issuance of shares (“RSUs”), and other share-based awards (“Other Share-Based Awards”). Grants of the various equity-related instruments are “Awards.”

Participants

All Employees of the Company and of any Eligible Affiliates are potentially eligible for Awards under this Plan. Eligible individuals become “optionees” or “recipients” when the Administrator grants them, respectively, an Option or one of the other Awards under this Plan. The Administrator may also grant Awards to directors, consultants, and certain other service providers of the Company or any Eligible Affiliate. (Optionees and recipients are referred to collectively as “participants.”) The term participant also includes, where appropriate, a person authorized to exercise an Award or purchase or receive an Award in place of the original recipient.

“Employee” means any person the Company or a Related Company employs as a common law employee. Other service providers must be natural persons to participate.

Administrator

The “Administrator” is the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the "Board"), unless the Board specifies a different committee or acts under the Plan as though it were the Compensation Committee.

The Administrator is responsible for the general operation and administration of the Plan and for carrying out the Plan’s provisions and has full discretion in interpreting and administering the provisions of the Plan and reconciling any inconsistencies with any Award Agreement. Subject to the express provisions of the Plan, the Administrator may exercise such powers and authority of the Board as the Administrator may find necessary or appropriate to carry out its functions. The Administrator may act through meetings of a majority of its members or by unanimous consent. The Administrator may delegate its functions to officers or other Employees of the Company or Eligible Affiliates. The Administrator’s powers will include, but not be limited to, the power to amend, waive, or extend any provision or limitation of any Award.

The Administrator may provide that an Award is exercisable for shares while the shares are subject to forfeiture under conditions the Administrator specifies.

Granting of Awards

Subject to the terms of the Plan, the Administrator will, in its sole discretion, determine the persons who receive Awards,

  the terms of such Awards (including amendment, release, or extension of any provision),

  the schedule for exercisability or nonforfeitability (including any requirements that the participants or the Company satisfy performance criteria),

  the time and conditions for expiration of the Awards, and

  the form of payment due upon exercise or purchase (including any repricing or replacement of outstanding Awards).

The Administrator may allow participants to exercise otherwise non-exercisable portions of Awards, subject, in the Administrator’s sole discretion, to whatever conditions it considers appropriate.

The Administrator’s determinations under the Plan need not be uniform and need not consider whether possible recipients are similarly situated.

Options for Employees may be “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”), or the corresponding provision of any subsequently enacted tax statute, or nonqualified stock options (“NQSOs”), and the Administrator will specify which form of option it is granting. (If the Administrator fails to specify the form of an option grant to an Employee, it will be an ISO to the extent the tax laws permit.) Any options granted to outside directors or other persons who are not Employees must be nonqualified stock options. Neither the Company nor the Administrator will be liable if any Option intended initially to be an ISO fails to so qualify or is amended to be an NQSO.

The Administrator may set whatever conditions it considers appropriate for the SARs or other Awards, subject to the terms of the Plan.

Nonexempt Employee

Any Option or SAR granted to an Employee who is a nonexempt Employee for purposes of the Fair Labor Standards Act of 1938 (the “FLSA”) cannot by its terms be exercisable by the Employee for a period of at least six months after its Date of Grant, to the extent required under the FLSA for such Option or SAR to be excluded from the Employee’s “regular rate” (as defined under the FLSA). The Administrator may impose such other conditions or limitations on Options or SARs granted to nonexempt Employees as it may deem appropriate to qualify such Options or SARs for exemption from such Employees’ regular rate under the FLSA. Nonexempt Employees will not be eligible for other types of Awards under the Plan except to the extent that such Awards comply with the FLSA.

Substitutions

The Administrator may grant Awards in substitution for options or other equity interests held by individuals who become Employees or other service providers of the Company or of an Eligible Affiliate as a result of the Company’s or Eligible Affiliate’s acquiring or merging with the individual’s employer or acquiring its assets. In addition, the Administrator may provide for the Plan’s assumption of Awards granted outside the Plan to persons who would have been eligible under the terms of the Plan to receive a grant (or who were eligible under the acquired company’s plan), including (i) persons who provided services to any acquired company or business, (ii) persons who provided services to the Company or any Related Company, and (iii) persons who received Awards from the Company before the Effective Date of the Plan. If appropriate to conform the Awards to the interests for which they are substitutes, the Administrator may grant substitute Awards under terms and conditions (including, for exercisable Awards, Exercise Price) that vary from those the Plan otherwise requires.

Date of Grant

The Date of Grant will be the date as of which the Administrator grants an Award to a person, as specified in the Administrator’s minutes or other written evidence of action.

Exercise Price

The Exercise Price is, for Options, the value of the consideration that a participant must provide in exchange for one share of Common Stock and, for SARs, the measurement price. The Administrator will determine the Exercise Price under each Award and may set the Exercise Price without regard to the Exercise Price of any other Awards granted at the same or any other time. The Company may use the consideration it receives from the participant for general corporate purposes.

The Exercise Price per share for ISOs, NQSOs, and SARs may not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, provided, however, that if the Administrator decides to grant an ISO to someone described in Code Sections 422(b)(6) and 424(d) (as a more-than-10%-stockholder), the Exercise Price must be at least 110% of the Fair Market Value.

Limitation on Repricing

Unless the Company’s stockholders approve the action: (1) the Administrator may not amend an outstanding Option granted under the Plan to provide an Exercise Price per share that is lower than the then-current Exercise Price of such outstanding Option (other than as provided already under this Plan for Adjustments upon Changes in Capital Stock) and (2) the Administrator may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefore new Awards under the Plan covering the same or a different number of share of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, except as provided under Substantial Corporate Change.

Fair Market Value

“Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:

  if the Common Stock trades on a national securities exchange or market, the closing sale price (for the primary trading session) on the Date of Grant;

  if the Common Stock does not trade on any such exchange or market, the closing sale price as reported on the over-the-counter market at PinkSheets.com (the “OTC”) for the Date of Grant;

  if no such closing sale price information is available, the average of bids and asked prices that OTC reports for the Date of Grant;

  if the OTC does not report such bid and asked prices for the Date of Grant, the average of the bid and asked prices as reported by any other commercial service for the Date of Grant; or

  if the Company ceases to have publicly-traded stock, the Administrator will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board or Committee may expressly determine otherwise.

For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the foregoing provisions, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Committee can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

The Administrator has sole discretion to determine the Fair Market Value for purposes of this Plan, and all Awards are conditioned on the participants’ agreement that the Administrator’s determination is conclusive and binding even though others might make a different determination.

Exercisability

The Administrator will determine the times and conditions for exercise or retention of each Award.

Awards will become exercisable or nonforfeitable at such times and in such manner as the Administrator determines and the Award Agreement indicates; provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which the participant may exercise any portion of an Option or at which restrictions on the Awards will lapse.

If the Administrator does not specify otherwise, Awards will become exercisable or non-forfeitable as to 25% per year on each anniversary of the Date of Grant, so long as the participant remains employed or continues his relationship as an individual service provider, and with respect to exercisable Awards, will expire as of the tenth anniversary of the Date of Grant (unless they expire earlier under the Plan or the Award Agreement). The Administrator has the sole discretion to determine that a change in service-providing relationship eliminates any further service credit on the exercise schedule.

No portion of an Award that is unexercisable or forfeitable at a participant’s termination of service-providing relationship (for any reason) will thereafter become exercisable or nonforfeitable (and the participant will immediately forfeit any unexercisable or forfeitable portions at his termination of service-providing relationship), unless the Award Agreement provides otherwise, either initially or by amendment on or before such termination.

Substantial Corporate Change

Upon a Substantial Corporate Change, the Plan and any unexercised or forfeitable Awards will terminate (after the occurrence of one of the alternatives set forth below under Termination Alternatives) unless either (i) an Award Agreement with a participant provides otherwise or (ii) provision is made in writing in connection with such transaction for the assumption or continuation of outstanding Awards, or

  the substitution for such Awards with awards covering the stock or securities of a successor employer entity, or a parent or subsidiary of such successor,

with appropriate adjustments as to the number and kind of shares of stock and prices (and with fractional shares rounded down to the nearest whole share unless the Administrator determines otherwise), in which event the Awards will continue in the manner and under the terms so provided, with such increases in exercisability or nonforfeitability, if any, as the Administrator determines appropriate in its sole discretion.

Termination Alternatives

If an Award would otherwise terminate under the preceding provisions, the Administrator will either provide that optionees or holders of SARs or other exercisable Awards will have the right, at such time before the completion of the transaction causing such termination as the Board or the Administrator reasonably designates, to exercise any unexercised portions of the Options or SARs or other exercisable Awards, including portions of such Awards not already exercisable, or for any Awards, cause the Company, or agree to allow the successor, to cancel each Award after payment to the participant of an amount, if any, in cash, cash equivalents, or successor equity interests substantially equal to the fair market value of the consideration (as valued by the Administrator) paid for the Company’s shares, under the transaction minus, for Options and SARs or other exercisable Awards, the Exercise Price for the shares covered by such Awards (and, for any Awards, where the Board or the Administrator determines it is appropriate, any required taxes, withholdings or other required deductions), and with such allocation among cash, cash equivalents, and/or successor equity interests as the Administrator determines or approves.

A “Substantial Corporate Change” means any of the following events after the initial Effective Date of the Plan:

(i)	sale of all or substantially all of the assets of the Company to one or more individuals, entities, or groups (other than an Excluded Owner) acting together,

(ii)	complete or substantially complete dissolution or liquidation of the Company,

(iii)	a person, entity, or group acting together (other than an Excluded Owner) acquires or attains ownership of more than 50% of the undiluted total voting power of the Company’s then-outstanding securities eligible to vote to elect members of the Board (“Company Voting Securities”),

(iv)	completion of a merger, consolidation, or reorganization of the Company with or into any other entity (other than an Excluded Owner) unless the holders of the Company Voting Securities outstanding immediately before such completion, together with any trustee or other fiduciary holding securities under a Company benefit plan, hold securities that represent immediately after such merger or consolidation at least 50% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its ultimate parent;

(v)	the individuals who constitute the Board immediately before a proxy contest cease to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied) immediately following the proxy contest; or

(vi)	during any one year period, the individuals who constitute the Board at the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied), provided that any individuals that a majority of Incumbent Directors approve for service on the Board are treated as Incumbent Directors.

An “Excluded Owner” consists of the Company, any Related Company, any Company benefit plan, any underwriter temporarily holding securities for an offering of such securities, investors or directors designated by the Board, or any trusts or other entities in which any of the foregoing entities, individuals or members of their immediate family hold a majority of the ownership or beneficial interests.

Even if other tests are met, a Substantial Corporate Change has not occurred under any circumstance in which the Company files for bankruptcy protection or is reorganized following a bankruptcy filing.

The Administrator may determine that a particular participant’s Awards will not become fully exercisable or nonforfeitable as a result of what the Administrator, in its sole discretion, determines is the participant’s insufficient cooperation with the Company with respect to a Substantial Corporate Change.

The Administrator may allow conditional exercises before the completion of a Substantial Corporate Change that are then rescinded if no Substantial Corporate Change occurs.

If any portion of an Award becomes exercisable solely as a result of a Substantial Corporate Change, the Administrator may provide that, upon exercise of such Award, the participant will receive shares subject to a right of repurchase by the Company or its successor at the Exercise Price; this repurchase right (x) will lapse at the same rate as the Award would have become exercisable under its terms without a Substantial Corporate Change and (y) will not apply to any shares subject to the portion of the Award that was exercisable under its terms without regard to the Substantial Corporate Change.

Any Award granted to a participant in replacement of other awards not under this Plan will only become fully exercisable upon a Substantial Corporate Change if (i) the plan under which the participant originally received the awards specifically provided for such acceleration, (ii) the Administrator provided for such acceleration in replacing the options, or (iii) the Administrator so provides at another time.

If a Substantial Corporate Change other than a liquidation or dissolution of the Company occurs, the Company’s repurchase and other rights under each outstanding Restricted Stock Grant will inure to the benefit of the Company’s successor and will apply to the cash, securities, or other property into which the Common Stock was converted or exchanged pursuant to such Substantial Corporate Change in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Grant. If a Substantial Corporate Change involving the liquidation or dissolution of the Company occurs, except to the extent the instrument evidencing any Restricted Stock Grant or any other agreement between a participant and the Company provides specifically to the contrary, all restrictions and conditions on all Restricted Stock Grants then outstanding will automatically be treated as terminated or satisfied.

The Board or other Administrator may take any actions described in the Substantial Corporate Change section, without any requirement to seek participant consent.

Limitation on ISOs

An Option granted as an ISO will be an ISO only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the stock with respect to which ISOs are exercisable for the first time by the optionee during any calendar year (under the Plan and all other plans of the Company and its parent or subsidiary corporations, within the meaning of Code Section 422(d)), does not exceed $100,000. This limitation applies to options in the order in which such options were granted. If, by design or operation, the Option exceeds this limit, the excess will be treated as an NQSO.

Method of Exercise

To exercise any exercisable portion of an Award, the participant must:

  deliver notice of exercise to the Secretary of the Company (or to whomever the Administrator designates), in a form complying with any rules the Administrator may issue, signed or otherwise authenticated by the participant, and specifying the number of shares of Common Stock underlying the portion of the Award the participant is exercising;

  for the shares of Common Stock with respect to which the participant is exercising the Award, pay the full Exercise Price by cash or a check or any other form of consideration permitted by the Administrator; and

  deliver to the Administrator such representations and documents as the Administrator, in its sole discretion, may consider necessary or advisable.

Payment in full of the Exercise Price need not accompany the written notice of exercise if the exercise complies with a legally permissible cashless exercise method involving sale to the market, including, for example, that the notice directs that the stock certificates (or other indicia of ownership) for the shares issued upon the exercise be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Award and at the time the stock certificates (or other indicia) are delivered to the broker, the broker will tender to the Company cash or cash equivalents acceptable to the Company and equal to the Exercise Price and any required withholding taxes, provided such method complies with the Sarbanes Oxley Act of 2002.

Award Expiration

No one may exercise an Option or other exercisable Award more than ten years after its Date of Grant (or five years for ISOs granted to 10% owners covered by Code Sections 422(b)(6) and 424(d)). A participant will immediately forfeit and can never exercise or retain any portion of an Award that is unexercisable or forfeitable at his termination of service-providing relationship (for any reason), unless the Award Agreement provides otherwise, either initially or by amendment. In addition, unless the Award Agreement provides otherwise, either initially or by amendment, no one may exercise otherwise exercisable portions of an Award after the first to occur of:

Employment Termination

The 1st day after three (3) months after the date of termination of service-providing relationship (other than for death or Disability), where termination of service-providing relationship means the time when the employer-employee or other individual service-providing relationship between the individual and the Company (and all Related Companies) ends for any reason. The Administrator may provide that Awards terminate immediately upon termination of service for “cause” under an Employee’s employment or consultant’s services agreement or under another definition specified in the Award Agreement. Unless the Award Agreement or the Administrator provides otherwise, termination of service-providing relationship does not include instances in which the Company immediately rehires a common law employee as an independent contractor. The Administrator, in its sole discretion, will determine all questions of whether particular terminations or leaves of absence are terminations of service and may decide to suspend the exercise or forfeiture schedule during a leave rather than to terminate the Award. Unless the Award Agreement or the Administrator provides otherwise, terminations of service include situations in which the participant’s employer ceases to be related to the Company closely enough to be a Related Company for new grants. The Administrator may provide that Options and SARs will begin their three (3) month expiration period when any securities trading blackout applicable to the departing officer, employee, or director expires.

Gross Misconduct

For the Company’s termination of the participant’s service-providing relationship as a result of the participant’s Gross Misconduct, the time of such termination. For purposes of this Plan, “Gross Misconduct” means the participant has committed fraud, misappropriation, embezzlement, or willful misconduct;

  committed or been indicted for or convicted of, or pled guilty or no contest to, any misdemeanor (other than for minor infractions or traffic violations) involving fraud, breach of trust, misappropriation, or other similar activity or otherwise relating to the Company or any Related Company, or any felony; or

  committed an act of gross negligence or otherwise acted with willful disregard for the Company’s or a Related Company’s best interests.

If the participant has an employment or other agreement in effect at the time of his or her termination that specifies “cause” for termination, “Gross Misconduct” for purposes of his or her termination will refer to “cause” under the employment or other agreement, rather than to the foregoing definition.

Disability

The first annual anniversary of the participant’s termination of service for disability, where “disability” means the inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, or, if the Company then maintains long-term disability insurance, the date as of which the individual is eligible for benefits under that insurance; or

Death

The first annual anniversary of the participant’s date of death.

If the Administrator permits exercise of an Award after termination of service-providing relationship, the Award will nevertheless expire as of the date that the former service provider violates any covenant not to compete or other post-employment covenant in effect between the Company or a Related Company and the former employee or other service provider. In addition, an optionee who exercises an ISO, if permitted, more than three (3) months after termination of employment with the Company and/or Eligible Affiliates will only receive ISO treatment to the extent the law permits, and becoming or remaining an employee of another related company (that is not an Eligible Affiliate) or an independent contractor will not prevent loss of ISO status because of the formal termination of employment.

Nothing in this Plan extends the term of an Award beyond the tenth anniversary of its Date of Grant, nor does anything in this Award Expiration section make an Award exercisable or nonforfeitable that has not otherwise become exercisable or nonforfeitable, unless the Administrator specifies otherwise.

Restricted Stock Awards

The Administrator may grant Awards entitling recipients to acquire Restricted Stock, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient if conditions specified by the Administrator in the applicable Award are not satisfied before the end of the applicable restriction period or periods. Instead of granting Awards for Restricted Stock, the Administrator may grant RSUs entitling the recipient to receive shares of Common Stock to be delivered at the time such grants vest (and, together with Restricted Stock, “Restricted Stock Awards”).

The Administrator will determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

Restricted Stock Dividends

Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash, or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

Stock Certificates

The Administrator may require the participant to deposit in escrow any stock certificates the Company issues in respect of shares of Restricted Stock, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) will deliver the certificates no longer subject to such restrictions to the participant or if the participant has died, to the beneficiary the participant has designated in a manner acceptable to the Company to receive amounts due or exercise rights of the participant if the participant dies before receipt or exercise (the “Designated Beneficiary”). In the absence of an effective designation by a participant, “Designated Beneficiary” will mean the person or persons entitled to such certificates or amounts pursuant to the participant’s will or, as applicable, as determined pursuant to the laws of descent and distribution.

RSU Settlement

Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each RSU, the Company will pay the participant one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Administrator may, in its discretion, provide that settlement of RSUs will be deferred, on a mandatory basis or at the election of the participant, and to the extent applicable, in a manner consistent the Code Section 409A.

RSU Voting Rights

A participant will have no voting rights with respect to any RSUs.

RSU Dividend Equivalents

To the extent the Administrator provides, in its sole discretion, a grant of RSUs may provide participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). The Company may pay the Dividend Equivalents currently or may credit them to an account for the participants, may settle them in cash and/or shares of Common Stock, and may subject them to the same restrictions on transfer and forfeitability as the RSUs with respect to which the DERs are paid, as determined by the Administrator in its sole discretion, subject in each case to such terms and conditions as the Administrator may establish, in each case to be set forth in the applicable Award agreement.

Stock Appreciation Rights

A SAR represents the right to receive a payment in Common Stock, equal to the excess, if any, of the Fair Market Value on the date the SAR is exercised over the SAR’s Exercise Price. The Administrator will establish in its sole discretion all applicable terms and conditions, and describe such determination in the applicable Award Agreement, provided that the SAR will expire no more than 10 years after its Date of Grant.

Other Share-Based Awards

The Administrator may grant Other Share-Based Awards that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to the Common Stock. The Administrator, in its sole discretion, will determine purchase, exercise, exchange, or conversion of the Other Share-Based Awards and all other terms and conditions applicable to the Awards.

Award Agreement

Award Agreements (which could be certificates) will describe the terms of each Award and will include such terms and conditions, consistent with the Plan, as the Administrator may determine are necessary or advisable. To the extent an Award Agreement contains any provision that contradicts any provision of this Plan, the terms of the provision of this Plan supersede the contradictory provision of the Award Agreement, except as the Award Agreement otherwise expressly provides. The Award Agreements may contain special rules.

Other Restrictions

Without any requirements to seek a participant’s consent, the Company may require the participant to use one or more specified brokerage firms to exercise Awards and to hold shares received from or under Awards until the later of one year after exercise or lapse of all forfeiture restrictions or two years after the Date of Grant.

Acceleration

The Administrator may at any time provide that any Award will become immediately exercisable or vested in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

Stock Subject To Plan

Except as adjusted below under Adjustments upon Changes in Capital Stock,

  the aggregate number of shares of Common Stock the Company may issue under Awards may not exceed 600,000 shares of Common Stock, of which a maximum of 600,000 shares can be used for Awards other than Options and SARs, the Company can issue under ISOs from the preceding total an aggregate of 600,000 shares of Common Stock, and the maximum number of shares that may be granted or covered under Awards for a single individual in a calendar year (including for purposes of Appendix I) may not exceed 300,000. (The individual maximum applies only to Awards first made under this Plan and not to Awards made in substitution of a prior employer’s options or other incentives, except as Code Section 162(m) otherwise requires.)

The Common Stock will come from either authorized but unissued shares or from previously issued shares that the Company reacquires, including shares it purchases on the open market or holds as treasury shares. If any Award expires, is canceled, surrendered, or forfeited, or terminates for any other reason without having been fully exercised, or is settled in cash, or otherwise results in Common Stock not being issued (any shares which are retained by the Company to satisfy the Exercise Price or any withholding taxes due with respect to an Award shall be treated as not issued and should continue to be available under the Plan), the shares of Common Stock available under that Award will again be available for the granting of new Awards. SARs shall be counted in full against the number of shares available for issuance under the Plan, regardless of the number of shares issued upon settlement of the SARs. Shares restored to the Plan will only count for purposes of the ISO authorized number if the Code so permits.

No adjustment will be made for a dividend or other right (except a stock dividend) for which the record date precedes the date of exercise. Any dividend equivalents distributed under the Plan shall be applied against the number of shares available for Awards under the Plan.

The participant will have no rights of a stockholder with respect to the shares of stock subject to an Award except to the extent that the Company has issued certificates for, or otherwise confirmed ownership of, such shares upon the exercise or the granting of an Award, or the Administrator otherwise specifies.

The Company will not issue fractional shares pursuant to the exercise of an Award, unless the Administrator determines otherwise, but the Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares.

Person Who May Exercise

During the participant’s lifetime, only the participant or his duly appointed guardian or personal representative may exercise or hold an Award (other than nonforfeitable Common Stock). After his death, a Designated Beneficiary or, if there is no Designated Beneficiary, a participant’s personal representative or any other person authorized under a will or under the laws of descent and distribution may exercise any then exercisable portion of an Award or hold any then nonforfeitable portion of any Award. If someone other than the original recipient seeks to exercise or hold any portion of an Award, the Administrator may request such proof as it may consider necessary or appropriate of the person’s right to exercise or hold the Award.

Performance Rules

Subject to the terms of the Plan, the Administrator will have the authority to establish and administer performance objectives with respect to such Awards as it considers appropriate, which performance objectives must be satisfied, as the Administrator specifies, before the participant receives or retains an Award or before the Award becomes nonforfeitable or exercisable.

The Administrator will determine whether such performance objectives are attained, and such determination will be final and conclusive.

The Administrator may express each performance objective in absolute and/or relative terms, and may use comparisons with current internal targets, the past performance of the Company (including the performance of one or more Related Companies) and/or the past or current performance of other companies. In the case of earnings-based measures, performance objectives may use comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity and/or shares outstanding, or to assets or net assets.

The Administrator also retains the discretion to specify that it can adjust a performance objective award payout downwards under such factors as it considers appropriate.

Adjustments Upon Changes In Capital Stock

Subject to any required action by the Company (which it agrees to promptly take) or its stockholders, and subject to the provisions of applicable corporate law, if, after the Date of Grant of an Award,

(i)	the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security because of any recapitalization, reclassification, stock split, or reverse stock split, the Administrator must make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying each Award, so that the proportionate interest of the participant immediately following such event in the fully diluted equity of the Company will, to the extent practicable, be the same as immediately before such event or

(ii)	the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security because of any combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock or some other increase or decrease in such Common Stock occurs without the Company’s receiving consideration (excluding, unless the Administrator determines otherwise, stock repurchases), the Administrator may make what it determines to be an equitable adjustment in the number of shares of Common Stock underlying each Award.

Neither adjustment applies to Common Stock that the participant has already purchased which is subject to the adjustments applicable to Common Stock. Unless the Administrator determines another method would be appropriate, any such adjustment to an exercisable Award will not change the total price with respect to shares of Common Stock underlying the unexercised portion of such Award but will include a corresponding proportionate adjustment in the Award’s Exercise Price and in any applicable repurchase obligations or rights. The Board or other Administrator may take any actions described in this section without any requirement to seek participant consent.

The Administrator will make a commensurate change to the maximum number and kind of shares provided in each portion of the Stock Subject to Plan section.

Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any Award or the Exercise Price except as this Adjustments section specifically provides. The grant of an Award under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

Related Company Employees

Employees of Eligible Affiliates will be potentially entitled to participate in the Plan, except as the Administrator otherwise designates.

“Eligible Affiliate” means MTI MicroFuel Cells Inc., MTI Instruments, Inc., and any other Related Companies, except as the Administrator otherwise specifies. For ISO grants, “Related Company” means any corporation in an unbroken chain of corporations including the Company if, at the time a participant receives an ISO under the Plan, each corporation (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in such chain. “Related Company” also includes a single-member limited liability company included within the chain described in the preceding sentence. The Administrator may use a different definition of Related Company for NQSOs and other Awards and may include other forms of entity at the same level of equity relationship (or such other level as the Board or the Administrator specifies).

Legal Compliance

The Company will not issue any shares of Common Stock under an Award until all applicable requirements imposed by Federal and state securities and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges or markets, have been fully met. To that end, the Company may require the participant to take any reasonable action to comply with such requirements before issuing such shares, including compliance with any Company black-out periods or trading restrictions. No provision in the Plan or action taken under it authorizes any action that Federal or state laws or any other laws, rules or regulations otherwise prohibit.

The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 (“Securities Act”) and the Securities Exchange Act of 1934 and all regulations and rules the Securities and Exchange Commission issues under those laws. Notwithstanding anything in the Plan to the contrary, the Administrator must administer the Plan, and Awards may be granted and exercised, only in a way that conforms to such laws, rules, and regulations and any other laws, rules and regulations. To the extent permitted by applicable law, the Plan and any Awards will be treated as amended to the extent necessary to comply with such laws, rules, and regulations, and the Administrator may make any further amendments to Awards that are necessary for such compliance.

Purchase For Investment And Other Restrictions

Unless a registration statement under the Securities Act covers the shares of Common Stock a participant receives under an Award, the Administrator may require, at the time of grant and/or exercise, that the participant agree in writing to acquire such shares for investment and not for public resale or distribution, unless and until the shares subject to the Award are registered under the Securities Act. Unless the shares are registered under the Securities Act, the participant must acknowledge:

that the shares received under the Award are not so registered, and that the participant may not sell or otherwise transfer the shares unless

–	such sale or transfer complies with all applicable laws, rules, and regulations, including all applicable Federal and state securities laws, rules, and regulations, and either

–	the shares have been registered under the Securities Act in connection with the sale or transfer thereof, or

–	counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such shares is exempt from registration under the Securities Act.

Additionally, the Common Stock, when issued under an Award, will be subject to any other transfer restrictions, rights of first refusal, rights of repurchase or of forfeiture, and voting agreements set forth in or incorporated by reference into other applicable documents, including the Award Agreements, or the Company’s articles or certificate of incorporation, by-laws, or generally applicable stockholders’ agreements.

The Administrator may, in its sole discretion, take whatever additional actions it considers appropriate to comply with such restrictions and applicable laws, including placing legends on certificates and issuing stop transfer orders to transfer agents and registrars.

Taxes, Withholding and Other Required Deductions

The participant must satisfy all applicable federal, state, and local or other tax, withholding, and other obligations and required deductions before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy such obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the participant must pay the Company the full amount, if any, required to satisfy such amounts, or, if and to the extent permitted, have a broker tender to the Company cash equal to the withholding obligations. Payment of these obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an ISO or other Award or approved by the Administrator in its sole discretion (other than with respect to ISOs), a participant may satisfy such obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the obligation, valued at their Fair Market Value; provided, however, except as the Administrator otherwise provides, the total amount where stock is being used to satisfy such obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy any obligation pursuant to this section cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

Transfers, Assignments, And Pledges

Except as otherwise permitted by the Administrator, an Award may not be assigned, pledged, or otherwise transferred in any way, whether by operation of law or otherwise or through any legal or equitable proceedings (including bankruptcy), by the participant to any person, except by will or by operation of applicable laws of descent and distribution.

Amendment or Termination of Plan and Options

The Board may amend, suspend, or terminate the Plan at any time, without the consent of the participants or their beneficiaries; provided, however, that such actions are consistent with this section. Except as required by law or by the Substantial Corporate Change or Adjustment Upon Changes in Capital Stock sections or permitted under the Method of Exercise section, the Administrator may not, without the participant’s or Designated Beneficiary’s consent, modify the terms and conditions of an Award so as to materially adversely affect the participant. No amendment, suspension, or termination of the Plan will, without the participant’s or Designated Beneficiary’s consent, terminate or materially adversely affect any right or obligations under any outstanding Awards, except as provided in the Substantial Corporate Change or the Adjustments Upon Changes in Capital Stock sections.

The following actions will require prior applicable stockholder approval:

(i)	any amendment to an Award intended to comply with Section 162(m), which amendment provides that the Award will become exercisable, realizable or vested, as applicable to such Award; and

(ii)	any amendment requiring stockholder approval under applicable law or the rules of any exchange upon which the Company’s shares are traded.

In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to ISOs, the Board may not effect such modification or amendment without such approval. The Administrator may not make any Award that is conditioned upon stockholder approval of any amendment to the Plan.

Privileges of Stock Ownership

No participant and no Designated Beneficiary or other person claiming under or through such participant will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Award except as to such shares of Common Stock, if any, already issued to such participant.

Effect on Other Plans

Whether receiving or exercising an Award causes the participant to accrue or receive additional benefits under any pension or other plan is governed solely by the terms of such other plan.

Limitations on Liability

Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee, or agent of the Company will be liable to any participant, former participant, spouse, Designated Beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable because of any contract or other instrument he executes in such other capacity. The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.

No Employment Contract

Nothing contained in this Plan constitutes an employment contract between the Company and the participants. The Plan does not give any participant any right to be retained in the Company’s employ, nor does it enlarge or diminish the Company’s right to end the participant’s employment or other relationship with the Company.

Applicable Law

The laws of the State of New York (other than its choice of law provisions) govern this Plan and its interpretation.

Duration of the Plan

The Administrator may not grant Awards under the Plan after the tenth anniversary of the Effective Date. The Plan will then terminate but will continue to govern unexercised and unexpired Awards.

Authorization of Sub-Plans

The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying any applicable laws, rules or regulations of various jurisdictions. The Board will establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Administrator’s discretion under the Plan as the Board considers necessary or desirable, or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board considers necessary or desirable. All supplements the Board adopts will be treated as part of the Plan, but each supplement will apply only to participants within the affected jurisdiction and the Company will not be required to provide copies of any supplement to participants in any jurisdiction that is not the subject of such supplement.

Compliance with Code Section 409A

No Award may provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Administrator, at the time of grant or by later amendment, specifically provides that the Award is not intended to comply with Section 409A of the Code, provided that nothing in this Plan or otherwise constitutes a guaranty to the participants that any Awards will comply with Section 409A.

Approval of the Plan

The Plan was approved by the Company’s Board of Directors on April 14, 2012, subject to approval by the Company’s stockholders.

APPENDIX I
Performance Grants under Code Section 162(m)

Special Performance Goals

The Administrator may choose to designate that either the granting or vesting of Awards (other than Options and SARs) for Performance Periods are based on “Special Performance Goals,” using exclusively one or more of the following measures, as long as Special Performance Goals are substantially uncertain to be attained when established:

  earnings per share (on a fully diluted or other basis),

  stock price targets or stock price maintenance,

  pretax or after tax net income,

  operating income,

  gross revenue,

  gross margin,

  operating profit before or after discontinued operations and/or taxes earnings before or after discontinued operations, interest, taxes, depreciation, and/or amortization,

  earnings growth,

  cash flow or cash position,

  sales or sales growth or market share,

  return on sales, assets, equity, or investment,

  improvement of financial ratings,

  achievement of balance sheet or income statement objectives,

  total shareholder return’

  entering into OEM contracts for military, industrial and consumer, or achievement of specified technical improvements in products or products under development.

The Administrator may express each Special Performance Goal in absolute and/or relative terms, and may use comparisons with current internal targets, the Company’s past performance (including the performance of one or more Related Companies) and/or the past or current performance of other companies. The Administrator may set Special Performance Goals that vary by Participant or by Award, that may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works, and that may cover such Performance Period as the Administrator may specify.

The Administrator will determine the measures for setting Special Performance Goals for any given Performance Period in accordance with generally accepted accounting principles (“GAAP”), where applicable, and in a manner consistent with the methods used in the Company’s audited financial statements. Absent specific contrary determination by the Administrator during the Applicable Period, the Special Performance Goals will not take into account (i) extraordinary items as determined by the Company’s independent public accountants in accordance with GAAP, (ii) changes in accounting, (iii) gains or losses on the dispositions of discontinued operations, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs.

Performance Period

A “Performance Period” is a period for which the Administrator sets Special Performance Goals and during which the Administrator measures performance to determine whether a Participant is entitled to payment or vesting of an Award under the Plan. A Performance Period may coincide with one or more complete or partial fiscal years of the Company.

Applicable Period

The “Applicable Period” with respect to any Performance Period means a period beginning on or before the first day of the Performance Period and ending no later than the earlier of (i) the 90th day of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed.

Administrator

The Administrator for purposes of granting Awards that use Special Performance Goals must be a committee consisting of two or more directors, each of whom qualifies as an “outside director” within the meaning of Section 162(m), and those outside directors will have exclusive authority under this Plan to make Awards and establish and determine satisfaction of Special Performance Goals under this Appendix. Assuming the minimum number of outside directors can still act, the Administrator may satisfy this requirement through (i) providing that persons who are not “outside directors” cannot vote on an issue, (ii) allowing those persons to abstain from voting, or (iii) creating a subcommittee of qualifying outside directors to take action with respect to this Plan.

Payment of Awards

Subject to the limitations set forth in this Appendix, Awards determined under the Plan for a Performance Period will be paid or vested as soon as practicable following the end of the Performance Period to which the Awards apply. The Administrator may not waive the achievement of the applicable Special Performance Goals except in the case of the death or disability of the Participant.

Certification

No Award will be paid or vested, as applicable, unless and until the Administrator, based on the Company’s audited financial results for such Performance Period (as prepared and reviewed by the Company’s independent public accountants), has certified in the manner prescribed under applicable regulations the extent to which the Performance Goals for the Performance Period have been satisfied and the Administrator has made its decisions regarding the extent of any Negative Discretion Adjustment of Awards.

Negative Discretion

The Administrator’s powers include the power to make “Negative Discretion Adjustments,” which are adjustments that eliminate or reduce (but do not increase) an Award otherwise payable to a Participant for a Performance Period. No Negative Discretion Adjustment may cause an Award to fail to qualify as “performance based compensation” under Section 162(m).

Duration of Appendix I

Appendix I will remain effective for the duration of the Plan, unless the Board terminates it earlier, provided, however, that the continued effectiveness of Appendix I will be subject to the approval of the Company’s shareholders at such times and in such manner as Section 162(m) may require.

Disclosure and Approval of Appendix I

Appendix I must be submitted to Company shareholders for their approval as part of the Plan. The specific terms of the Plan, including the class of employees eligible to be Participants, the measures used for Special Performance Goals, and the terms of payment of Awards, must be disclosed to the shareholders to the extent Section 162(m) requires.

Purpose of Appendix I

This Appendix is intended to conform with all provisions of Code Section 162(m) and Treas. Reg. Section 1.162-27 to the extent necessary to allow the Company a Federal income tax deduction for Awards as “qualified performance based compensation,” provided that the Administrator retains the discretion whether to make Awards that do not so qualify, and that the Administrator may also grant Awards that satisfy Code Section 162(m) without the application of this Appendix.

ANNUAL MEETING OF STOCKHOLDERS OF

MECHANICAL TECHNOLOGY, INCORPORATED

June 14, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at http://www.amstock.com/proxyservices/viewmaterial.asp?CoNumber=15895

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

The Board of Directors recommends a vote FOR the following proposals:
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:

NOMINEES FOR THREE YEAR TERM:
☐	FOR ALL NOMINEES	¡ Kevin G. Lynch ¡ William P. Phelan

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐
		FOR	AGAINST	ABSTAIN
2.	TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSE-COOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012.	☐	☐	☐

3.	TO APPROVE THE COMPANY'S 2012 EQUITY INCENTIVE PLAN.	☐	☐	☐

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE STOCKHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED BY THE PERSONS NAMED AS PROXIES, IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, CONTAINED IN THIS PROXY STATEMENT.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

2012 ANNUAL MEETING OF STOCKHOLDERS PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby revokes any proxy heretofore given to vote such shares, and hereby ratifies and confirms all that said proxies may do by virtue hereof.

The undersigned hereby appoints Mr. Peng K. Lim and Mr. Rick Jones, or either of them, as proxies to vote all the stock of the undersigned with all the powers which the undersigned would possess if personally present at the Annual Meeting of the Stockholders of Mechanical Technology, Incorporated, to be held at 4 Pine West Plaza, Albany, New York 12205 at 10:00 a.m., local time, on Thursday, June 14, 2012, or any adjournment thereof, as follows:

(Continued and to be signed on the reverse side.)